UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of

The Securities Exchange Act of 1934

(Amendment No.    )

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ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
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Alaska Communications Systems Group, Inc.

600 Telephone Avenue

Anchorage, Alaska 99503-6091

LETTER FROM THE BOARD OF DIRECTORS

TO STOCKHOLDERS OF ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Dear Fellow Stockholders,

Thank you for your confidence in Alaska Communications. It is my pleasure to invite you to our 2020 Annual Meeting of Stockholders on June 16, 2020. We will review our 2019 business and financial results, address the voting items in the Proxy Statement that follows and take your questions. Your vote is important, and we encourage you to review the enclosed materials and submit your proxy.

As we write this letter the marketplace, and the world, has changed considerably. One thing that has not, is our Company. We remain steady and stronger than ever as we support our communities through the COVID-19 pandemic. As a broadband and managed IT services provider, Alaska Communications is connecting more residents, businesses and enterprises than ever before. Our reputation as a trusted partner has allowed us to guide companies as they seek additional IT resources and counsel on how to connect students, teachers and a remote workforce.

Being a smaller, more nimble company has played to our advantage. We’ve adapted quickly to our customers’ changing needs. We are keeping employees safe and customers connected with a new, self-installation process. We quickly moved most of our workforce to telecommuting without skipping a beat serving our customers. And, of course, our network has performed flawlessly through the increased demand.

As a board, we are proud of the way Alaska Communications has responded to customer needs in the face of this pandemic. We look forward to sharing more with you and, as always, welcome your comments. You can reach us at investors@acsalaska.com.

We look forward to hearing from you and hope this finds you healthy and well.

Sincerely,

The Board of Directors

Alaska Communications Systems Group, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF ALASKA COMMUNICATIONS

SYSTEMS GROUP, INC.

Time and Date:	9:00 a.m. Alaska daylight time, on June 16, 2020

Place:	Alaska Communications Business and Technology Center
600 East 36th Avenue
Anchorage, Alaska 99503

You can find directions to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) location on page 49.

Items of Business:	(1)	To elect the following directors as nominated by the Board of Directors:

		David W. Karp	Peter D. Aquino	Wayne Barr, Jr.
		Benjamin C. Duster, IV	Shelly C. Lombard	William H. Bishop

	(2)	To approve on an advisory basis, the compensation of the named executive officers, as disclosed in the accompanying Proxy Statement;

	(3)	To approve the Amended and Restated 2012 Employee Stock Purchase Plan attached as Appendix A to the accompanying Proxy Statement;

	(4)	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and

	(5)	To consider any other business properly brought before the Annual Meeting or any adjournment or postponement.

All stockholders are invited to attend the Annual Meeting in person. Only stockholders of record as of the close of business on April 17, 2020, are entitled to notice of and to vote at the Annual Meeting and any adjournment, postponement, rescheduling or continuation. A complete list of stockholders entitled to vote at the Annual Meeting will be available at our executive offices located at 600 Telephone Avenue, Anchorage, Alaska for ten days before the meeting and during the meeting. Any stockholder of record in attendance at the Annual Meeting and entitled to vote may do so in person, even if the stockholder returned a proxy.

If government restrictions on travel and gatherings are still in place at the time of the Annual Meeting, we will post information on www.alsk.com and www.proxydocs.com/alsk providing instructions on how to access a listen-only webcast of the Annual Meeting and submit questions to be addressed, subject to the rules of conduct, which will be posted. We will also file that information as additional proxy materials with the SEC.

YOUR VOTE IS VERY IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. Whether or not you plan to attend the meeting, we urge you to vote your shares at your earliest convenience. Please sign and return the enclosed proxy card as soon as possible in the envelope provided or vote by telephone or via the Internet as provided in the proxy card. Voting by proxy will ensure your representation at the Annual Meeting if you do not attend in person. If you attend the meeting and you are a stockholder of record, you can revoke your proxy at any time before it is exercised at the meeting and vote your shares personally by following the procedures described in the Proxy Statement. If you hold your shares through a broker, bank, or other institution (the “holder”), please be sure to follow the voting instructions that you receive from the holder. The holder will not be able to vote your shares on any of the proposals unless you have provided voting instructions.

By Order of the Board of Directors

Leonard Steinberg

Senior Vice President, Legal, Regulatory, and Government Affairs and Corporate Secretary

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Voting Your Proxy

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Stockholders to be held on June 16, 2020: Our 2020 Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2019, are available free of charge on our investor relations website at www.alsk.com and at www.proxydocs.com/alsk.

This Proxy Statement or a Notice of Internet Availability of Proxy Materials is first being sent on or about April 29, 2020. We will also provide access to our proxy materials over the Internet, beginning on April 29, 2020, for the holders of record and beneficial owners of our common stock as of the close of business on April 17, 2020, the Record Date. Stockholders will have one vote at the Annual Meeting for each share of the Company’s common stock held on the Record Date. As of the Record Date, there were approximately 53,560,784 shares of the Company’s common stock issued and outstanding.

There are four ways stockholders may vote:

1.	By Internet — You can vote via the Internet by following the instructions on the enclosed proxy card or voting instruction form;

2.	By Telephone — In the United States and Canada, you can vote by toll-free telephone by following the instructions on the proxy card or voting instruction form;

3.	By Mail — You can vote by mail by signing and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid envelope provided with this Proxy Statement; or

4.	In person at the Annual Meeting of Stockholders:

a.

If your shares are held directly in your name with our transfer agent, Computershare Trust Company, N.A., and you want to vote at the Annual Meeting, you must provide valid identification, such as a driver’s license, when you arrive at the Annual Meeting.

b.

If your shares are held through a broker, bank, trust or other similar organization (held in street name), and you want to vote in person at the Annual Meeting, you must obtain a valid “legal proxy”, executed in your favor, from your broker, bank, trust or other similar organization before the Annual Meeting and bring it to the Annual Meeting with you.

c.	Directions to the Annual Meeting are on page 49 of this Proxy Statement.

Whichever method you select to transmit your instructions, the named proxies will vote your shares in accordance with those instructions. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Alaska Communications Systems Group, Inc. (“Alaska Communications” or “the Company”) Board of Directors (“Board”) for each proposal.

Revocation of Proxy

You may revoke your proxy before it is voted at the Annual Meeting by filing a written notice of revocation dated after the date you voted your original proxy, and either:

●

submitting a duly-executed proxy for the same shares of common stock bearing a later date than the original proxy, which must be received by the Company at the address listed below no later than 1:00 p.m. Alaska daylight time on June 15, 2020; or

●

obtaining a valid legal proxy from your broker, bank or other nominee, as instructed above under the section heading “Voting Your Proxy” and attending the Annual Meeting and voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. All written notices of revocation and other communications regarding the revocation of proxies should be addressed as follows: Alaska Communications Systems Group, Inc., Attention: Corporate Secretary, 600 Telephone Avenue, MS 65, Anchorage, Alaska 99503-6091.

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SUMMARY INFORMATION

This summary is intended to highlight certain information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and we encourage you to review the entire Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, for more complete information before voting.

Summary of Proposals for Stockholder Consideration

Election of Directors (Proposal 1)

Six director nominees are standing for election, each for a one-year term expiring at the 2021 Annual Meeting of stockholders and until his or her respective successor is duly elected and qualified or until his or her death, resignation, disqualification or removal, if earlier. The Nominating and Corporate Governance Committee of the Board (“Nominating Committee”) performs an annual assessment to ensure that director nominees have the skills and experience to effectively oversee the Company. Messrs. Karp, Aquino, Barr, and Bishop are current directors.

David W. Karp	Peter D. Aquino

Wayne Barr, Jr	Benjamin C. Duster, IV

Shelly C. Lombard	William H. Bishop

The uncontested election of each director nominee is decided by the affirmative vote of a majority of the votes cast.

Advisory Vote on Executive Compensation (Proposal 2)

You are being asked to cast a non-binding, advisory vote to approve the compensation paid to the named executive officers (“NEOs”) as disclosed in this Proxy Statement beginning on page 20. Last year approximately 80% of the votes cast (excluding abstentions and broker non-votes) supported our executive compensation program.

For this advisory proposal to be approved, it must receive the affirmative vote of a majority of the votes cast.

Approve the Amended and Restated 2012 ESPP, attached as Appendix A to the accompanying proxy statement (Proposal 3)

We are proposing an amendment to the Alaska Communications Systems Group, Inc. 2012 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for future issuance under the plan by 600,000 shares. Other than changes to adjust the number of shares reserved for issuance under the 2012 Employee Stock Purchase Plan and to extend its term, no other changes are proposed to the plan.

For this proposal to be approved, it must receive the affirmative vote of a majority of the votes cast.

Ratification of Appointment of Independent Registered Public Accounting Firm (Proposal 4)

The Audit Committee of the Board (“Audit Committee”) has appointed Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020, and you are being asked to ratify the appointment.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information about beneficial owners of more than five percent of the Company’s common stock outstanding as of April 17, 2020.

Name and Address	Amount and nature of beneficial ownership (1)		Percent of class

Karen Singer 212 Vaccaro Drive, Cresskill, NJ, 07626	4,445,964	(2)	8.3%
Aegis Financial Corporation 6862 Elm Street, Suite 830, McLean, VA 22101	3,082,364	(3)	5.8%
Renaissance Technologies LLC 26-0385758 800 Third Avenue, New York, NY 10022	2,705,006	(4)	5.1%

(1)	Number of shares beneficially owned based on beneficial ownership reports filed with the SEC, as specified below. Percentages are based on 53,560,784 shares outstanding on April 17, 2020.

(2)

Based solely on a Schedule 13D/A filed with the SEC on March 12, 2020 by Karen Singer. The Schedule 13D/A indicates that Karen Singer has sole dispositive and sole voting power with respect to 4,445,964 shares as the managing member of TAR Holdings LLC, which holds and has sole dispositive and sole voting power with respect to 4,445,964 shares.

(3)

Based solely on a Schedule 13D/A filed with the SEC on February 10, 2020, by Aegis Financial Corporation. The Schedule 13D/A indicates that Aegis Financial Corporation has shared dispositive and shared voting power with Scott L. Barbee with respect to 3,082,364 shares.

(4)

Based solely on a Schedule 13G filed with the SEC on February 12, 2020 by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation. The Schedule 13G indicates that Renaissance Technologies LLC and its majority owner Renaissance Technologies Holdings Corporation have sole voting power with respect to 2,578,612 shares, sole dispositive power with respect to 2,667,551 shares and shared dispositive power with respect to 37,455 shares.

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The following tables set forth the number of shares of the Company’s common stock beneficially owned as of April 17, 2020, by our current directors and director nominees; NEOs; and all the directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each person has sole voting and investment power with respect to the shares indicated except as otherwise stated in the footnotes to the table.

	Name of beneficial owner	Shares owned		Other beneficial ownership		Acquirable within 60 days		Total	Percent of class (4)
Directors and Director Nominees:
	David W. Karp	1,000		158,978	(2)	-		159,978	*
	Peter D. Aquino	15,000		-		-		15,000	*
	Wayne Barr, Jr.	28,974	(1)	-		-		28,974	*
	Margaret L. Brown	142,260		5,556	(2)	-		147,816	*
	Benjamin C. Duster, IV	-							*
	Peter D. Ley	31,340		159,704	(2)	-		191,044	*
	Shelly C. Lombard	-							*
	Brian A. Ross	133,330		22,609	(2)	-		155,939	*
	William H. Bishop	219,360		-		-		219,360	*

Officers:
	Laurie M. Butcher	250,171		-		-		250,171	*
	Leonard A. Steinberg	673,067		-		64,016	(3)	737,083	1.38%
	Diedre L. Williams	84,067		-		-		84,067	*
	Beth R. Barnes	19,842		-		-		19,842	*
	Richard P. Benken	23,184		-		-		23,184	*
	Aurora G. David	139,799		-				139,799	*
	James R. Gutcher	34,403		-				34,403	*
	Tiffany G. Hoogerhyde	14,698		-		-		14,698	*
	Sean P. Lindamood	16,579		-		-		16,579	*

(1)

These shares are held by CCUR Holdings, Inc., of which Mr. Barr is Chairman, President and CEO. Mr. Barr disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

(2)	Includes deferred units and equivalents awarded as non-employee director compensation, which have been deferred until the director’s retirement from the Board.

(3)	Includes unvested restricted stock units (“RSUs”) that are subject to acceleration and vesting upon Mr. Steinberg’s retirement from the Company.

(4)	An asterisk indicates beneficial ownership of less than 1%, based on the number of shares outstanding as of April 17, 2020.

	Shares owned	Other beneficial ownership	Acquirable within 60 days	Total	Percent of class

Total directors & officers as a group (18 persons)	1,827,074	346,847	64,016	2,237,937	4.18%

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PROPOSAL 1: ELECTION OF DIRECTORS

Upon the recommendation of our Nominating Committee, the Board has nominated each of David W. Karp, Peter D. Aquino, Wayne Barr, Jr., Benjamin C. Duster, IV, Shelly C. Lombard, and William H. Bishop for election at the Annual Meeting to hold office until the 2021 Annual Meeting of stockholders and until his or her respective successor is duly elected and qualified or until his or her death, resignation, disqualification or removal, if earlier. William H. Bishop began serving as interim CEO effective July 1, 2019, when Anand Vadapalli resigned from the Company. Mr. Bishop was named president and chief executive officer and appointed to the Board effective October 14, 2019.

Four of the nominees recommended by the Board are currently serving as directors, and each nominee has consented to serve as a nominee for election to the Board, to being named in this Proxy Statement and to serve as a member of the Board if elected by the Company’s stockholders. As of the date of this Proxy Statement, the Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable or unwilling to serve, the Board, upon the recommendation of its Nominating Committee, may designate substitute nominees, in which event the shares represented by proxies returned to us, will be voted for the substitute nominees. If any substitute nominees are so designated, the Company will file an amended proxy statement or additional soliciting material that, as applicable, identifies the substitute nominees and includes certain biographical and other information about such nominees required by SEC rules.

The accompanying proxy card will not be voted for anyone other than the Board’s recommended nominees or designated substitutes.

Nominees for Director

Set forth in the following section is certain information furnished to us by the director nominees. All of the nominees, with the exception of our Chief Executive Officer, Mr. Bishop, qualify as independent directors in accordance with Nasdaq rules and the standards established in our Corporate Governance Principles and Guidelines. There are no family relationships among any of our current directors or executive officers.

None of the corporations or other organizations referenced in the biographical information below is a parent, subsidiary or other affiliate of Alaska Communications.

The specific experience, qualifications, attributes, and skills of each nominee that led to the nomination for director are noted below with each individual biography.

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Nominated Directors and Their Business Experience

Director Nominee	Age	Principal Occupation	Public Company Boards	Skills, Qualifications and Factors
David W. Karp Director since 2011	53	Senior Vice President and Managing Director of Alaska for Saltchuk	Northrim BanCorp, Inc. (Nasdaq: NRIM)

• Serves as leader of a service-based firm operating across Alaska, the contiguous United States, Canada and Mexico;

• background in the Alaska tourism business and as a business buyer of the services that are key to the Company’s growth; and
• reputation as a motivational leader, manager and respected member of the Alaska community.

Peter D. Aquino Director since 2019	59	Chairman and CEO of Internap Corporation	Internap Corporation (Nasdaq: INAP)	• Chairman, CEO and Director of a technology company;
• long history of leadership experience in the telecommunications industry;
• previous public company board experience, including serving on audit committees; and
				• MBA from George Washington University.
Wayne Barr, Jr Director since 2018	56	Chairman, President and CEO of CCUR Holdings, Inc.	CCUR Holdings, Inc. (OTCQB: CCUR) HC2 Holdings, Inc. (NYSE: HCHC)

• Chairman, President and CEO of diversified holding company;

• experience as principal of company through which he provides assistance in areas including corporate strategy and planning, mergers and acquisitions;
• previous board experience in the field of telecommunications; and
• JD from Albany Law School of Union University and admitted to practice in New York.

Benjamin C. Duster, IV	59	Founder and CEO, Cormorant IV Corporation, LLC

• Founder and CEO of Cormorant IV Corporation, LLC, a finance operations and strategic advisory management firm specializing in improving effectiveness and transforming businesses to ensure sustainable value creation;

• previous experience as an independent director on the boards of several diverse public companies undergoing or contemplating transformative change; and
• JD and MBA from Harvard University.

Shelly C. Lombard	60	Independent Financial Training and Analysis, Shelly Lombard, LLC

• Finance professional and consultant in the field of corporate finance, financial analysis, and the financial markets;

• previous experience in working with companies in financial or operating distress;
• well-respected and frequently quoted financial analysis expert, having appeared on several different media platforms; and
• MBA in Finance from Columbia University Graduate School of Business.

William H. Bishop Director since 2019	54	President and Chief Executive Officer, Alaska Communications Systems Group, Inc.	• Extensive knowledge of the Company with a deep understanding of the unique Alaskan market;
• over 25 years of telecom and business leadership experience; and
				• current and prior board experience for the US Telecom Association and Alaska Business Week.

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David W. Karp is the senior vice president and managing director of Alaska for Saltchuk, a Seattle-based company with multiple operating companies in Alaska, including Northern Air Cargo, Tote Maritime, Carlile Transportation, Delta Western, Inlet Energy and Cook Inlet Tug and Barge. The company provides transportation and energy solutions throughout Alaska and the region. Mr. Karp resides in Anchorage, Alaska, with his family and is involved in supporting many nonprofit organizations in the community. Mr. Karp also serves as a member of the board of directors for Anchorage based Northrim BanCorp, Inc. (Nasdaq: NRIM). He holds a B.A. from the University of Oregon and has completed the Owner President Manager Program at the Harvard School of Business.

Peter D. Aquino is the Chairman and CEO of Internap Corporation (Nasdaq: INAP) and also serves as a member of INAP’s board of directors. He is a veteran of the technology, media and telecommunications (TMT) industries, with a track record of successfully guiding major expansion efforts, turnarounds and strategic partnerships and transactions at both public and private companies. Prior to assuming his role at INAP, Mr. Aquino served as chairman and CEO, and later as executive chairman, of Primus Telecommunications Group, Incorporated (NYSE: PTGI) from 2010 until 2013. Under his leadership, PTGI grew into an integrated telecommunications company serving consumer and business customers with voice, data, high-capacity fiber and data center services globally. Prior to this, he was the president and CEO of RCN Corporation from 2004 until 2010 where he built the company into an all-digital HDTV cable multiple system operator and created an advanced fiber-based commercial network through organic and acquisition strategies. He is also the founder of Broad Valley Capital, LLC, where he provided consulting services and capital to improve companies’ business operations, productivity and asset value. He began his career at Bell Atlantic (now Verizon) in 1983. Mr. Aquino recently served on the board of directors of Lumos Networks (Nasdaq: LMOS) and FairPoint Communications, Inc. (Nasdaq: FRP), prior to both being sold in 2017, and of TiVo, Inc. (Nasdaq: TIVO) until September 8, 2016. Mr. Aquino holds a B.A. from Montclair State University and an M.B.A. from George Washington University.

Wayne Barr, Jr. is the Chairman, President and CEO of CCUR Holdings, Inc. (OTCQB: CCUR), a diversified holding company. From January 2013 until September 2018, Mr. Barr was managing director of Alliance Group of NC, LLC, a full service real estate firm providing brokerage, planning and consulting services throughout North Carolina. Mr. Barr is also the principal of Oakleaf Consulting Group LLC, a management consulting firm focusing on technology and telecommunications companies, which he founded in 2001. Mr. Barr currently serves on the board of directors of HC2 Holdings, Inc. (NYSE: HCHC), where he sits on the compensation, audit and nominating committees. Mr. Barr has previously served on the boards of directors of Aviat Networks, Inc., Anacomp, Leap Wireless International, NEON Communications and Globix Corporation. He has also served as a Trustee of the New York Racing Association. Mr. Barr holds a J.D. from Albany Law School of Union University and is admitted to practice law in New York State. He is also a licensed real estate broker in the state of North Carolina.

Benjamin C. Duster, IV is the founder and CEO of Cormorant IV Corporation, LLC, a finance operations and strategic advisory/interim management firm organized in 2014 to help organizations assess and improve their execution effectiveness and transform existing business/service models to ensure long-term sustainable value creation. Prior to his current position, Mr. Duster was the CEO of CenterLight Health System, Inc., a private diversified health services, managed care and assisted living conglomerate from 2016 to 2018. Mr. Duster currently serves as an independent director and chairman of the audit committee of Cardone Industries, Inc., a private auto parts aftermarket manufacturer. Mr. Duster’s extensive experience as an independent director also includes service as Chairman of the supervisory board of Netia, S.A from 2009 to 2013, Chairman of the audit committee of RCN Corporation from 2006 to 2010, (Nasdaq: RCN prior to sale) and board member of Multi-Fineline Electronics from 2012 to 2015 (Nasdaq: MFLX, prior to sale). Mr. Duster holds a J.D. from Harvard Law School, an M.B.A. from Harvard Business School, and a B.A in Economics from Yale University.

Shelly C. Lombard is currently an independent consultant. From 2011 to 2014, she was the Director of High Yield and Distressed Research for Britton Hill Capital, a broker dealer specializing in high yield bank debt and bonds and value equities. From 2003 to 2010, Ms. Lombard was a high yield bond analyst covering the automotive industry at Gimme Credit, a subscription bond research firm. From 1992 to 2001, she analyzed, managed, and was involved in the restructurings of proprietary investments for ING, Chase Manhattan Bank, Barclays Bank, and Credit Lyonnais. Ms. Lombard began her career at Citibank in the leveraged buyout group. As an independent financial analyst and financial trainer, she reviews investment ideas, provides training programs

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for new hires at Wall Street banks, and teaches executive education courses in corporate finance, financial analysis, and the financial markets at Columbia University, the Wharton School of Business, and Moody’s. Ms. Lombard has an M.B.A. in finance from Columbia University

William H. Bishop serves as President and Chief Executive Officer of Alaska Communications, overseeing and providing executive level leadership for all strategic and business operations. Mr. Bishop joined Alaska Communications in August 2004 and has served in several leadership roles in consumer and business sales and operations, including senior vice president of customer and revenue management, chief operations officer and most recently, interim president and CEO. Mr. Bishop brings more than 25 years of telecommunications and business leadership experience to Alaska Communications, including positions at AT&T, McCaw Communications, and a federal government logistics contracting company. A long time Alaskan, Mr. Bishop has served with many statewide volunteer activities and currently serves on the board of directors for the US Telecom Association and as former chairman of the board for Alaska Business Week. Mr. Bishop holds a B.S. in Natural Sciences from the University of Alaska Anchorage and is completing his M.B.A. in Strategic Leadership at Alaska Pacific University.

Vote Required. The Company’s By-laws require that at an uncontested meeting of stockholders, director nominees be elected by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not affect the outcome of this Proposal 1. Any incumbent that fails to be elected is required to submit a resignation that will be considered by the Board and accepted absent a compelling reason for the director to remain on the Board.

Recommendation of the Board

The Board recommends a vote FOR the election of all six of the Board’s nominees: David W. Karp, Peter D. Aquino, Wayne Barr, Jr., Benjamin C. Duster, IV, Shelly C. Lombard and William H. Bishop.

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Corporate Governance

The Board is committed to strong corporate governance and believes it supports our success and helps us build long-term stockholder value. We have adopted a Code of Ethics that applies to all employees, including the CEO and President, the Chief Financial Officer, and directors. We have also adopted Corporate Governance Principles and Guidelines, that in conjunction with our By-laws and charters of the committees of the Board form the framework of our corporate governance. The Board periodically reviews these governance documents as well as the rules, regulations and listing standards, and best practices suggested by recognized governance authorities. Our Corporate Governance documents are all available on our website at www.alsk.com under Corporate Governance. We will post amendments to, or waivers from, the provisions of our Code of Ethics, if any exist, applicable to our directors and executives on the same website. You can also obtain a printed copy of our Code of Ethics, Corporate Governance Principles and Guidelines and committee charters at no charge by sending inquiries to investors@acsalaska.com or Investor Relations, 600 Telephone Avenue, Anchorage, Alaska 99503-6091.

The Board conducts a self-evaluation of its performance annually that includes a review of the Board’s composition, responsibilities, leadership, committee structure, processes and effectiveness. Each committee of the Board conducts a similar self-evaluation with respect to that committee.

We have a policy prohibiting all employees, officers, and members of our Board from engaging in any hedging transactions with respect to our equity securities held by them or pledging Company securities as collateral.

Board Independence

●

All current members of our Board, other than Mr. Bishop, our President and CEO, satisfy the independence requirements of SEC and Nasdaq rules. During their terms of service in 2019, Margaret L. Brown, Edward (Ned) J. Hayes, Jr. and Robert M. Pons were also determined to be independent directors. Our former Chief Executive Officer, Anand Vadapalli, was not independent.

●	Our presiding director and Board Chair is an independent director.
●	All members of the Audit, Compensation, and Nominating Committees are independent directors.
●

Directors are required by our Corporate Governance Principles and Guidelines to immediately tender a resignation in the event of a conflict of interest or change of circumstances that would interfere with their fiduciary duties owed to the Company and our stockholders.

Director Nomination Process

The Nominating Committee strives to maintain an engaged, independent board with broad and diverse experience and judgment that is committed to representing the long-term interests of our stockholders. Each year the Nominating Committee assesses all director candidates, whether submitted by members of the Board, management or a stockholder, and recommends nominees for election to the Board. All recommendations for nomination are based upon the factors described beginning on page 11, under the heading: “Nominating and Corporate Governance Committee,” and in this section.

Stockholders recommending candidates for director positions should submit the candidate’s name, qualifications, and other information required in our By-laws, to the Nominating and Corporate Governance Committee, Attention: Corporate Secretary, 600 Telephone Avenue, MS 65, Anchorage, Alaska 99503-6091. Except as required by applicable law, the Nominating Committee has no obligation to nominate stockholder-recommended candidates for election as a director.

The Nominating Committee recommended, and the Board determined to nominate four of the current incumbent directors and two prospective directors who have each consented to stand for election at the 2020 Annual Meeting. The Nominating Committee and the Board concluded that each of these nominees should be nominated based on their performance on the Board, in the case of incumbent nominees, and the extent of their experience, qualifications, attributes and skills, as identified in the biographical information contained under the heading: “Nominated Directors and Their Business Experience,” beginning on page 6.

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Board Meetings and Committee Meetings During 2019; Annual Meeting Attendance

●	Full Board meetings held - 16
●	Audit Committee meetings held - 6
●	Compensation and Personnel Committee (“Compensation Committee”) meetings held - 6
●	Nominating Committee meetings held - 5

Each of the directors serving in 2019 attended at least 75% of the aggregate of the total number of meetings of the Board and all committees on which the director served during the period each director was serving on the Board and any applicable committee. While the Company has no formal policy regarding director attendance at the Annual Meeting of stockholders, the Company encourages all directors to attend. All of the directors then serving, except for Mr. Pons, attended the 2019 Annual Meeting of stockholders. The table below represents the committees of the Board and the directors that served on those committees in 2019.

2019 COMMITTEE STRUCTURE AND

INDEPENDENT DIRECTOR MEMBERSHIP

Board Leadership Structure

Our Board’s independent leadership is strengthened by separation of the CEO and Board Chair functions. The Board has determined that its leadership structure is appropriate given its judgment that there are advantages to having a non-executive Board Chair to provide independent oversight and to engage in communications and relations between the Board, the CEO, and other senior management; to assist the Board in reaching consensus on certain strategies and policies; and to facilitate a robust director, Board, and CEO evaluation process. The Board believes that because of this separated structure, the Board’s advisory and oversight roles are effectively focused on assisting the CEO and senior management in developing and adopting successful business strategies and risk management policies, and in making successful choices in management succession. Our current Board Chair is independent director, David W. Karp.

Succession Planning

Our Board is actively involved in talent management. The Board reviews the Company’s “people strategy” in support of its business strategy at least annually. This includes a detailed discussion of the Company’s leadership bench and succession plans with a focus on key positions at the senior officer level.

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In addition, the committees of the Board regularly discuss the talent pipeline for specific critical roles. Highly qualified potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs.

Committees of the Board

Our Board currently has three committees: Audit, Compensation, and Nominating Committees. All members of these committees are required to be independent directors.

Audit Committee

The Audit Committee assists our Board in overseeing the quality and integrity of our accounting, auditing and reporting practices. The Audit Committee’s role includes overseeing the work of the Company’s accounting function and internal control over financial reporting, and the quality and integrity of the Company’s financial reports. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent auditor engaged to issue audit reports on our financial statements and internal control over financial reporting. The Audit Committee also monitors and evaluates the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002, including the risk assessment procedures as required.

The Audit Committee, in conjunction with the Board, has primary responsibility for oversight of the Company’s management of risks inherent in its financial reporting and financial controls, the options to mitigate such risks and the Company’s approach to such risks. The Board retains oversight of the broader risks to the Company and its operations.

The Audit Committee operates pursuant to a written charter adopted by the Board, that the Audit Committee reviews annually, and is available at www.alsk.com. The Audit Committee currently consists of Messrs. Ross (Chair), Ley and Aquino. The Board has determined that all of the members of the Audit Committee are independent directors and that each of the members has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, the Board has also determined that Messrs. Ross, Ley and Aquino each qualify as an “audit committee financial expert” as defined under SEC rules. The report of the Audit Committee is included in this Proxy Statement, on page 45.

Compensation and Personnel Committee

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to Company compensation plans, policies and procedures including: (i) evaluate and establish director and executive officer compensation and performance requirements; (ii) approve equity and cash incentive programs for all employees of the Company; (iii) oversee succession planning for directors, executive officers and other management, as appropriate; and (iv) perform other tasks necessary to promote sound corporate governance principles related to compensation at the Company.

The Compensation Committee operates pursuant to a written charter adopted by the Board that the Compensation Committee reviews annually and is available at www.alsk.com. The Compensation Committee currently consists of Messrs. Barr (Chair), Ley, and Ross. The Board has determined that all of the members of the Compensation Committee are independent directors.

Nominating and Corporate Governance Committee

The Nominating Committee assists the Board in discharging its duties by identifying, assessing and recommending director nominees for the Board, and it also has primary responsibility for matters of corporate governance. The Nominating Committee currently consists of Messrs. Aquino (Chair), Karp, and Barr. The Board has determined that all of the members of the Nominating Committee are independent directors.

For director nominations, the Nominating Committee does not require director candidates to meet any specific set of minimum qualifications other than those set forth in our By-laws regarding age, legal compliance, and validity of nomination and election. As referenced in our Corporate Governance Principles and Guidelines available at www.alsk.com, the Nominating Committee considers a wide variety of qualifications, attributes and other factors in evaluating director candidates. Some of the factors used in evaluating candidates include:

●	ethical character and integrity;
●	proven business judgment and competence;

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●	professional skills or management experience in dealing with a large, complex organization or complex problems similar or complementary to those encountered by our Company;
●	knowledge of the Company’s various constituencies such as employees, customers, vendors, and the business community in Alaska;
●	expertise in particular areas such as technology, finance, or marketing;
●	strategic vision;
●	diversity of professional experience and viewpoints;
●	demonstrated ability to act independently and to represent the interests of all stockholders; and
●	willingness and ability to devote the necessary time to fulfill a director’s responsibilities to the Company and our stockholders.

Our Board has adopted a retirement policy that specifies that a director will not be nominated for election to the Board after reaching the age of 72, unless the Board determines that circumstances warrant the continued service of a director.

In April 2019, on the recommendation of the Nominating Committee, our Board established a director tenure policy which provides that a director will not be nominated for election to the Board after the tenth anniversary of the date the director joined the Board, unless the Board determines that circumstances warrant the continued service of a director.

While the Company does not have a formal policy on Board diversity, the Board recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Board as a whole. In particular, the Board affirms its commitment to prioritize diverse candidates for vacancies on the Board pursuant to either the Board tenure or retirement policy. Accordingly, as part of its evaluation of each candidate, the Nominating Committee will take into account diversity as an important consideration in assessing how a candidate’s background, experience, qualifications, and skills add value to the Board as a whole. We believe a diverse group can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment.

As a part of its corporate governance function, the Nominating Committee specifically reviews the qualifications of each candidate for the Board, his or her performance and contributions as a Board member whether an incumbent or not, his or her understanding of our business and the competitive environment in which we operate. In addition, factors evaluated for incumbent nominees include: attendance and participation at meetings of the Board and relevant Board committees, independence, and any ties to our Company. Prior to nomination, each candidate for election or re-election must consent to stand for election to the Board.

The Nominating Committee operates pursuant to a written charter adopted by the Board, that the Nominating Committee reviews annually and is available at www.alsk.com.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Board has adopted a written Conflicts of Interest and Related Party Transaction Approval Policy, which is available at www.alsk.com. A “related party” is defined under the applicable SEC rule and includes our directors, executive officers, beneficial owners of 5% or more of our common stock and each of their immediate family members. A transaction involving a related party and the Company or its subsidiary that individually or taken together with other related transactions exceeds, or is reasonably likely to exceed, $120,000 is subject to review.

Under the written policy, our Nominating Committee generally is responsible for reviewing, approving or ratifying any related party transaction covered by SEC rules. The Nominating Committee will consider all the relevant facts and circumstances in determining whether to approve or ratify such a transaction, including:

●	whether the terms of the transaction are fair to the Company and would apply on the same basis if the transaction did not involve a related party;
●	whether there are any compelling business reasons for the Company to enter into the transaction;
●	whether the transaction would impair the independence of an otherwise independent director or nominee for director;
●	whether the Company was notified about the transaction before its commencement and if not, why pre-approval was not sought and whether subsequent ratification would be detrimental to the Company; and
●	whether the transaction would present an improper conflict of interest for any director, nominee for director or executive officer of the Company.

The Nominating Committee will approve or ratify only those transactions that are, in the Nominating Committee’s judgment, appropriate or desirable under the circumstances. There have been no related party transactions since the beginning of the 2019 fiscal year, nor are there any such transactions proposed.

RISK OVERSIGHT

We believe the current leadership structure of the Board supports the risk oversight functions described below. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes. We believe this division of risk management responsibilities is the most effective approach for addressing the risks that the Company faces.

●

Full Board: is actively involved in the oversight of the risks inherent in the operation of our Company’s lines of business and implementation of its business plans, including specific oversight of cyber risk. The Board reviews the operation of the business and corporate functions and addresses the primary risks associated with the Company’s business. In addition, the Board reviews the risks associated with the Company’s business plans at its annual strategic planning session and periodically throughout the year as part of its continuing consideration of the tactical performance against this business plan. Finally, as part of the preparation and filing of the Company’s Annual Report on Form 10-K, the Board performs a review of the Company’s risk profile and advises management. The Company has an Enterprise Risk Management program which operates to identify key risks within the Company. An Executive Risk Committee (“ERC”), made up of the CEO and his direct reports, oversees the program and provides periodic reporting to the Board on all areas of risk within the Company. The Board reviews the corporate risk profile and proposed risk management strategies reported by the ERC and provides insight and guidance on risk exposure. The Board pays particular attention to the Company’s plans pertaining to cyber security, receiving regular updates in this regard as part of its overall risk management oversight.

●

Audit Committee: oversees the Company’s management of risks inherent in its financial reporting and financial controls, the options to mitigate such risks and the Company’s approach to such risks. The Company’s principal financial officer reports to the Audit Committee regarding the Company’s business and financial risks. The Audit Committee assists management in identifying and evaluating risk management controls and methodologies to address identified risks.

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●

Nominating Committee: establishes and reviews the Company’s Code of Ethics, monitors compliance with the Code of Ethics and addresses risk by adopting appropriate rules for corporate governance and monitoring the Company’s compliance with our Corporate Governance Principles and Guidelines.

●

Compensation Committee: considers the impact on the Company’s risk profile of the Company’s executive compensation program and the incentives created by the compensation awards that it administers. In addition, the Compensation Committee regularly evaluates the Company’s compensation policies and procedures to determine whether they present a significant risk to the Company.

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DIRECTOR COMPENSATION

The compensation of directors is determined by the Board with the advice of the Compensation Committee. Under its charter (available on our website at www.alsk.com), the Compensation Committee periodically reviews the compensation provided to non-employee directors for their service and makes recommendations to the Board regarding any changes. The Compensation Committee’s charter authorizes it to employ independent compensation and other consultants to assist in fulfilling its duties. From time to time the Compensation Committee engages a compensation consultant to advise and provide information regarding director compensation paid by other public companies, which may be used by the Compensation Committee to make compensation recommendations to the Board.

For 2019, quarterly installments of non-employee director compensation that would have been provided in shares of common stock were converted to cash payments. This change was made in response to the Company’s need to preserve shares of common stock for management incentive compensation.

The following table contains information regarding compensation provided to each person who served as a director during 2019 (excluding Mr. Bishop and Mr. Vadapalli, whose compensation is included in the Summary Compensation Table and related tables and disclosure).

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)		Stock Awards(2) ($)	Total ($)

David W. Karp	123,956			123,956

Peter D. Aquino	96,909			96,909

Wayne Barr, Jr.	101,319			101,319

Brian A. Ross	110,000			110,000

Peter D. Ley	101,181	(1)		101,180

Edward J. (Ned) Hayes, Jr.	90,000			90,000

Margaret L. Brown	46,250			46,250

Robert M. Pons	47,500			47,500

(1)	Includes amounts that were deferred pursuant to the director’s election that will be paid upon retirement from the Board.

(2)	There were no stock awards granted in 2019. No director holds any unvested stock awards.

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Under our Board-approved Director Compensation Policy, which governed compensation for our non-employee directors for 2019, we provided compensation to our independent directors consisting of annual retainers that were payable in equal quarterly installments. Except for deferred amounts, amounts were paid for each quarter or partial quarter of service, without proration, within 30 days of the close of the calendar quarter.

Compensation Type	Amount ($)
Annual Board Cash Retainer:

Board Chair	$92,500
Audit Committee Members	$45,000
Other Independent Directors	$42,500

Annual Shares or Equivalents: (1)

Board Chair	$50,000
Other Independent Directors	$50,000

Committee Chair Retainers:

Audit and Compensation Committee Chairs	$15,000
Nominating Committee Chair	$5,000

(1)	Equity compensation was converted to cash in 2019.

Our independent directors are also reimbursed for reasonable out-of-pocket expenses incurred for serving as directors.

Our Board has adopted minimum share ownership requirements for directors because we believe the Board will more effectively pursue the long-term interests of stockholders if the directors are stockholders themselves. Our Director Compensation Policy requires each non-employee director to accumulate and hold common stock or common stock equivalents issued by the Company equal to at least three times his or her annual cash retainer. Each non-employee director must comply with the policy by the fifth anniversary of the director’s continuous service to our Board. All of our directors who have met their fifth anniversary have met the holding requirement.

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EXECUTIVE OFFICERS

The table below sets forth certain information as of April 17, 2020, about those persons currently serving as executive officers of the Company. Biographical information on William H. Bishop, our President and CEO, is included above in the section “Nominees for Directors.”

Name	Age	Title
William H. Bishop	54	President and Chief Executive Officer
Laurie M. Butcher	57	Chief Financial Officer
Leonard A. Steinberg	66	Senior Vice President, Legal, Regulatory & Government Affairs and Corporate Secretary
Diedre L. Williams	46	Senior Vice President, Operations and People Matters
Beth R. Barnes	42	Vice President, Mass Markets and Marketing
Richard P. Benken	61	Vice President, Network Strategy, Engineering and Operations
Aurora G. David	59	Vice President, Information Technology
James R. Gutcher	54	Vice President, Strategy and Product Management
Tiffany G. Hoogerhyde	48	Vice President, Finance and Controller
Sean P. Lindamood	47	Vice President, Business Sales

Laurie E. Butcher serves as our Chief Financial Officer, leading the Company’s revenue, treasury and finance departments. Ms. Butcher joined Alaska Communications in 1997, and has served in several leadership roles, most recently as Senior Vice President, Finance and Controller since November 2015, before taking her current role on September 22, 2019. She is responsible for accounting, budgeting, and forecasting for Alaska Communications, in addition to leading strategy for free cash flow growth and EBITDA margin expansion. Ms. Butcher brings more than 30 years of finance expertise to Alaska Communications, including roles in public accounting at PricewaterhouseCoopers and Deloitte & Touche and as controller for Teamsters Local 959. Ms. Butcher serves as a management trustee for the Alaska Electrical Pension Fund and is on the board of directors for the United Way of Anchorage. A lifelong Alaskan, she holds a B.B.A. in accounting from the University of Alaska and is a licensed Certified Public Accountant.

Leonard A. Steinberg serves as our Senior Vice President, Legal, Regulatory and Government Affairs and Corporate Secretary, and has served in this role since January 1, 2012. Mr. Steinberg joined the Company in June 2000 as a Senior Attorney and was subsequently promoted to General Counsel and Secretary in January 2001; and Vice President, General Counsel and Secretary in May 2004. Mr. Steinberg’s legal responsibilities include all of the legal affairs for the Company and its subsidiaries, risk management, corporate governance, corporate communications, and regulatory compliance. In addition, Mr. Steinberg is responsible for contract review and administration, real estate and facilities management, cybersecurity and data privacy, and emergency planning. He also serves as the Company’s Chief Ethics Officer.    From 1998 to 2000, Mr. Steinberg used his expertise in regulatory and administrative law to represent telecommunications and energy clients at Brena, Bell & Clarkson, P.C., an Anchorage, Alaska, law firm. Prior to that, Mr. Steinberg was a partner in the firm of Hosie, Wes, Sacks & Brelsford with offices in Anchorage, Alaska and San Francisco, California. Mr. Steinberg practiced in the firm’s Anchorage office from 1996 to 1998 and in the firm’s San Francisco office from 1988 to 1996 where he primarily represented large clients in oil and gas royalty and tax disputes. Mr. Steinberg holds a J.D. from the University of California’s Hastings College of Law, an M.P.A. from Harvard University’s Kennedy School of Government, an M.B.A. from the University of California Berkeley’s Haas School of Business, and a B.A. from the University of California at Santa Cruz.

Diedre L. Williams serves as our Senior Vice President, Operations and People Matters, and has served in this role since September 22, 2019. She leads the company’s product and service installation, customer service, engineering, and human resources. Ms. Williams has more than 16 years of telecommunications leadership experience with a focus on building teams and creating strong, effective relationships with Alaska Communications’ counterparts. Her work helps ensure achievement of strategic initiatives and brings great value to customers, employees and stockholders. Prior to this role, Ms. Williams served as the company’s vice president of human resources and as the director of human resources operations beginning in September 2011. Ms. Williams joined Alaska Communications in 2003. Ms. Williams is a trustee for the Alaska Electrical Health and Welfare Plan.

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Beth R. Barnes serves as Vice President, Mass Markets and Marketing, accountable for residential and small business sales and revenue, marketing, corporate analytics, and customer experience since January 1, 2020. Having over 20 years of analytical experience, Ms. Barnes joined the Company in January 2013 as a manager in market research and analytics and has since had several leadership roles in sales, marketing, product, and analytics, including senior director/director, mass markets; director consumer product and marketing; senior manager/manager, marketing, research and analytics. Prior to joining Alaska Communications, she provided customer and market insights to several Fortune 500 financial services companies, including Farm Bureau Financial Services, Thrivent Financial for Lutherans, and Assurant, Inc. Ms. Barnes serves as vice chair of Junior Achievement Alaska and serves on the Anchorage Economic Development Corporations Investor Council. Ms. Barnes received her B.S. in Business Administration from Drake University and her M.B.A. from the University of Wisconsin, Oshkosh.

Richard P. Benken serves as Vice President, Network Strategy, Engineering and Operations, overseeing and providing executive level leadership for network strategy, design, construction, engineering, operations and supply chain management, and has served in this role since July 23, 2017. Mr. Benken joined the Company in May 2016 and has served in leadership roles in network engineering and operations, including 2 years as Senior Director of network strategy, and two years in his current position. Mr. Benken has more than 30 years of wireline and wireless telecommunications experience, including positions at Cincinnati Bell in network architecture, engineering, operations and business development, and 5 years’ experience in the U.S. Air Force at Wright Aeronautical Laboratories. Mr. Benken received a B.S. in Electrical Engineering from the US Air Force Academy and a M.S. in Computer Engineering from Wright State University.

Aurora G. David serves as Vice President, Information Technology, leading the IT applications, infrastructure & operations and business transformation teams, and has served in this role since May 14, 2012. Since Ms. David joined the Company, she has led major enterprise initiatives to modernize system landscape such as unified communication platform, customer web portal, and cyber security. She has more than 25 years of telecommunications industry experience leading acquisitions, overhauling enterprise application ecosystems and establishing project management offices. Ms. David’s prior work experience includes Integra Telecom and Pacific Telecom. She also led a software consulting start-up company primarily geared for communications companies in the Pacific Northwest area. Ms. David received her B.A. in Business Management from the University of the Philippines and her M.A. in Computer Science from Ateneo de Manila.

James R. Gutcher serves as Vice President, Strategy and Product Management, providing leadership in the Company’s strategy, product management and pricing functions, and has served in this role since January 1, 2020. Mr. Gutcher joined Alaska Communications in January 2014 and has served in leadership roles in product management and marketing, including Director of Product Management, Director of Product Management and Marketing, and Senior Director of Product Management and Pricing. Mr. Gutcher has more than 25 years of telecommunications experience serving small businesses, enterprises, and service providers with voice and data products in strategy, product management, operations and support roles at Avaya and Nortel Networks. Mr. Gutcher holds a B.A.S. in Electrical Engineering from the University of Toronto.

Tiffany G. Hoogerhyde serves as Vice President, Finance and Controller, leading the Company’s accounting department and Sarbanes-Oxley (SOX) program, and has served in this role since December 8, 2019. Ms. Hoogerhyde joined Alaska Communications in 1997 and has held leadership roles in the Company’s accounting and treasury functions before taking her current role as the principal accounting officer. Ms. Hoogerhyde has over 20 years of telecommunications experience and 18 years of finance leadership experience at Alaska Communications. Ms. Hoogerhyde just recently rolled off as the Treasurer of the Dimond High School Parent Teacher Student Association and serves as a management trustee for the Alaska Communications retirement plans. Ms. Hoogerhyde is a lifelong Alaskan holding a B.A. in Accounting from Portland State University, a M.B.A. from the University of Alaska, Anchorage and is a licensed Certified Public Accountant.

Sean P. Lindamood serves as Vice President, Business Sales, overseeing enterprise and carrier sales operations, sales engineering, and managed IT services and has been in this role since in July 21, 2019. Mr. Lindamood has been with Alaska Communications for almost 21 years in various sales and leadership positions, including ten years as an Account Executive, two years as a Sales Manager, and almost eight years as a Director and Sr. Director of Sales and Managed Services.

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PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In this Proposal 2, we are asking for your vote to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”) as reported in this Proxy Statement (commonly referred to as a “Say-on-Pay” vote). As part of our corporate governance practices, we have held our Say-on-Pay vote every year, with the next vote expected to occur at the 2021 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs as described in this Proxy Statement.

As described in more detail in the “Executive Compensation Narrative” section of this Proxy Statement beginning on page 20, the Compensation Committee continued its engagement with stockholders in 2019 regarding our executive compensation plan design. The Compensation Committee made specific and directed changes to our compensation plan to address the concerns we heard and to more closely align each NEO’s individual compensation with the Company’s short-term and long-term performance goals important for achieving our strategic objectives.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the overall compensation of the Company’s Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders, and pursuant to the disclosure rules of the SEC, including the Executive Compensation Narrative, the Summary Compensation Table for 2019 and the other related tables and the accompanying narrative disclosure.”

Vote Required. Although the vote is non-binding, the Board and the Compensation Committee will review the voting results and consider the voting results when making future compensation decisions for our NEOs. For this advisory proposal to be approved, it must receive the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes will not affect the outcome of this Proposal 2.

Recommendation of the Board

The Board believes that Proposal 2 is in the Company’s best interest and unanimously recommends that stockholders vote FOR approval, on a non-binding, advisory basis, of the compensation paid to our NEOs in 2019 as disclosed in this Proxy Statement.

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EXECUTIVE COMPENSATION NARRATIVE

This Executive Compensation Narrative is organized into five sections:

●	Executive Summary

●	Stockholder Engagement and Say-on-Pay Results

●	Executive Compensation Program Philosophy and Objectives

●	2019 Executive Compensation Program Elements

●	Compensation Governance

For 2019, our named executive officers (“NEOs”) were:

Name	Position	Years with Alaska Communications
William H. Bishop	President and Chief Executive Officer	16
Laurie M. Butcher	Chief Financial Officer	23
Leonard A. Steinberg	Senior Vice President, Legal, Regulatory & Government Affairs and Corporate Secretary	20
Anand Vadapalli (1)	Former President and Chief Executive Officer	13

(1)	Mr. Vadapalli served as President and Chief Executive Officer until June 2019.

Executive Summary

Leadership Transition

In June 2019, Mr. Vadapalli resigned from the Company as President and Chief Executive Officer and as a member of the Board. The Board then appointed Mr. Bishop, our Chief Operations Officer, as our interim Chief Executive Officer. Mr. Bishop served in this capacity until October 12, 2019, at which time he was appointed President and Chief Executive Officer and director of the Company.

Mr. Vadapalli’s employment agreement required 180 days’ notice prior to the end of the term, December 31, 2019, of intent by either party not to renew. At the time notice was due, there was consensus between the Board and Mr. Vadapalli that his employment agreement would not be renewed, The Board believed it was in the best interests of the Company and its stockholders to provide an orderly transition and negotiate an early departure. The Board treated Mr. Vadapalli’s departure similarly to a termination at the end of the term under his employment agreement in consideration of his transition assistance. See further explanation of Mr. Vadapalli’s separation compensation in the section titled 2019 Compensation Plan Highlights.

2019 Operational Highlights

We are pleased to report strong 2019 results and achievements, driven by demand for fiber infrastructure and high performance broadband growth. The following are a few of the highlights from 2019:

●	Adjusted EBITDA for 2019 was $62.8 million, up from $60.2 million in 2018.
●	Total revenue was $231.7 million, compared to $232.5 million in 2018.
o	Business and wholesale revenue was up 4.1% over 2018 and grew to 65% of total revenue, offsetting expected declines in regulatory revenue of 12.8%.
o	Consumer revenue decreased 0.8%.
●	Adjusted Free Cash Flow was $16 million, including a tax refund of $5.0 million, compared to 2018 adjusted free cash outflow of $7.2 million.
●	We increased our fiber miles by 12% across our statewide network.
●	We completed a one million share buyback at an average purchase price of $1.81 per share.

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In March 2020, the Board declared a one-time cash dividend of $0.09 per share, or approximately $5 million. The dividend will be paid on June 18, 2020 to shareholders of record as of April 20, 2020.

2019 Compensation Plan Highlights

Our compensation program objectives are to provide competitive and reasonable compensation opportunities, focus on results and strategic objectives, foster a pay-for-performance culture, and attract and retain key executives. Balancing these key objectives helps ensure accountability to our stockholders. Our compensation program provides a mix of salary, incentives with variable compensation opportunities designed to support our strategic plan and enhance stockholder value, and broad-based benefits. Our Compensation Committee has the primary responsibility for approving our compensation strategy and philosophy and the compensation programs applicable to our Named Executive Officers. With respect to the compensation of our Chief Executive Officer, our Compensation Committee makes a recommendation that is further reviewed and approved by the independent members of the Board.

Mr. Bishop

Mr. Bishop began 2019 as Senior Vice President, Customer and Revenue Management with a base salary of $265,000. He was promoted to Senior Vice President and Chief Operations Officer with a base salary set at $300,000. Effective July 1, 2019, Mr. Bishop was appointed to serve as interim CEO. The Board awarded him additional compensation in the form of a cash retention bonus of $100,000 for his service in this interim role.

In October 2019, Mr. Bishop was appointed President and Chief Executive Officer and at that time, the Compensation Committee and the Board approved a compensation package for Mr. Bishop comprised of a base salary of $390,000. Mr. Bishop’s annual and long-term target incentive opportunities were not adjusted for 2019 and were 60% and 80% of base pay respectively. Beginning in 2020, (1) target annual incentive opportunity will be 80% of base salary; and (2) target long-term incentive opportunities will be 125% of base salary representing a combination of performance-based and time-based equity or cash compensation resulting in target total compensation of $1,189,500.

Mr. Vadapalli

Severance compensation paid to Mr. Vadapalli included payments approximately equal to one times his base pay prorated for the remainder of the year, annual incentive compensation, health coverage, and deferred compensation that he would have received for 2019 had his employment continued through the end of the year. In addition, Mr. Vadapalli’s existing unvested equity awards will be eligible for vesting with the same performance and time factors as other executives. Mr. Vadapalli served as an advisor for the Board and management through the end of 2019 providing general transition support, assistance with preparing for the second quarter earnings reporting, and advising Mr. Bishop on ongoing projects. Mr. Vadapalli received no additional consulting fees related to his services between July 1 and December 31, 2019.

Ms. Butcher

The Compensation Committee approved a 2019 compensation package for Ms. Butcher comprised of (1) an increase in base salary from $255,000 to $274,127; (2) a target annual incentive opportunity of 60% of base salary; and (3) target long-term incentive opportunities valued at 80% of base salary representing a combination of performance-based and time-based equity or cash compensation, resulting in target total compensation of $657,905. This represents a 7.5% increase from Ms. Butcher’s 2018 target total compensation opportunity, reflecting her strong performance and leadership in this role.

Mr. Steinberg

Following a base pay reduction in 2018 for all executives, the Compensation Committee approved a 2019 compensation package for Mr. Steinberg that returned his base salary level to the 2017 level at $288,000. His target annual incentive opportunity remained unchanged at 60% of base salary and his target long-term incentive opportunities were at 100% of his base salary representing a combination of performance-based and time-based equity or cash compensation resulting in target total compensation of $748,800.

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Other Actions

The Compensation Committee took the following additional specific actions with respect to the compensation of NEOs for 2019:

●

Annual Incentive Compensation. Granted annual incentive compensation based on three goals—Adjusted EBITDA, Total Revenue, and completion of information technology improvements (IT). Annual incentive award payments to our NEOs for 2019 equaled slightly over 100% of the target incentive opportunities.

The following chart shows company performance specific to the financial metrics set by our Compensation Committee for annual incentive compensation of executives and compares 2019 results to 2018 results.

Metric	2019 Target ($M)	2019 ($M)	2018 ($M)
Adjusted EBITDA	$62.110	$62.749	$60.161
Total Revenue	$233.600	$231.694	$232.468

●	Long-Term Incentive Compensation

●	Granted performance stock units (PSUs) with achievement tied to Adjusted Free Cash Flow for the three-year performance period ending December 31, 2021.
●	Granted restricted stock units (RSUs) that will vest in three equal parts over three years beginning in 2020.

●	Prior Years’ Awards

●	The PSUs granted in 2017 and tied to Relative TSR did not vest and were forfeited. The performance stock units granted in 2017 tied to Free Cash Flow per share vested at 110.5%.
●	The PSUs granted in 2018 tied to achieving annual stock price appreciation hurdles did not vest for 2019.
●

Executive compensation levels reported for 2019 in the Summary Compensation Table appear inflated given that the SEC reporting requirements require that certain 2017 awards be reported as 2019 compensation as explained in the table’s footnotes.

For more information about our business, please see the sections “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019.

More information about the 2019 executive compensation plan and performance against plan metrics can be found on the following pages of this Executive Compensation Narrative.

Stockholder Engagement and Say-on-Pay Results

We conduct stockholder engagement throughout the year and provide stockholders with an annual opportunity to cast an advisory Say-on-Pay vote. At our 2019 Annual Meeting, 80% of votes cast (excluding broker non-votes and abstentions), supported our Say-on-Pay proposal.

Over the past three years, we have engaged with stockholders related to their concerns about our executive compensation program, and we have implemented a number of compensation plan design changes to strengthen alignment with stockholders’ interests. We engage in dialogue with stockholders because we believe that fostering long-term relationships with stockholders is an important objective. Our engagement team is comprised of senior leaders and the independent members of the Board, Dave Karp, Board Chair; Wayne Barr, Compensation Committee Chair; Peter Aquino, Nominating Committee Chair; Peter Ley, former Audit Committee Chair; and Brian Ross, former Compensation Committee Chair, as well as our President and CEO Bill Bishop and CFO Laurie Butcher. Prior to the 2019 Annual Meeting, Ned Hayes, former Board Chair, and former President and CEO, Anand Vadapalli also engaged with stockholders.

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In 2019, we contacted over 15 stockholders representing approximately 39% of our shares outstanding. Of those contacted, we met with stockholders representing approximately 23% of shares outstanding either in person or by telephone and discussed our executive compensation program, changes to our Board and management team, strategic vision for the Company and other matters. Management is also responsive to requests for meetings from potential and existing stockholders and received requests from approximately 20 additional potential and existing stockholders. Between the Company’s outreach and requests from potential and existing stockholders, management engaged in more than 40 meetings in 2019.

The following framework for executive compensation lists some plan changes the Compensation Committee has made over the past three years to address stockholders’ concerns, and how we believe these changes address those concerns.

Change	Reason for Change
For 2019 long-term PSU awards, established Adjusted Free Cash Flow as a metric for these performance-based awards.

●   We believe that cash flow growth is a significant determinant of long-term stockholder value creation because it provides a dimension of capital efficiency and incentivizes management to use capital to generate cash flow growth.

For 2017, 2018 and 2019, provided for vesting at the end of the multi-year performance period for PSU awards extending the performance period from the previous one-year periods.	● Extends the performance period to provide a longer-term incentive and to better align long term incentive payout with long-term value creation. ● Adds additional retention incentive.
For the 2017 and 2018 long-term equity grants, market related metrics were used. Relative Total Shareholder Return was the metric for 50% of long-term PSU awards in 2017 and stock price hurdles set the vesting criteria for the 2018 PSU awards.	● Aligns management compensation more closely with stockholder returns. ● Recognizes the perceived low share price by requiring the Company to achieve increases in stock price.
Beginning in 2017, increased the minimum threshold for payout of annual cash incentives from 75% of the Adjusted EBITDA target to 90%.	● Increases the threshold to receive payment of annual cash awards.
Beginning in 2017, modified the individual NEO performance metric in our annual cash incentive plan to be a modifier of company financial performance.

●   This requires company financial performance to be preeminent to an executive’s individual performance and restricts payout for individual performance if the Company does not achieve its annual financial goals

In addition to individual stockholder engagement, we participate in industry conferences and conduct conference calls both telephonically and online to discuss financial results with stockholders. We met with investors around the country, including in Alaska, Arizona, New York, and Washington D.C. Our website at www.alsk.com provides contact information so stockholders can call, write or email us with questions. Stockholder engagement and the outcome of Say-on-Pay vote results will continue to inform future compensation decisions.

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Executive Compensation Program Philosophy and Objectives

The qualities, abilities, and commitment of our NEOs are significant contributing factors to the proper leadership of our Company and the driving force for the success of the Company’s strategic plan. The Compensation Committee believes that our compensation program is balanced and reasonable and helps us achieve the objectives we have identified in the table below.

Objective	Features of Compensation Program Aligned to Objective
Attract and Retain Top Caliber Executives	Base salaries, incentive award opportunities and benefits packages are designed to position us to compete effectively for executive talent and recognize the unique characteristics and challenges of our location in Alaska.
Pay for Performance	Our program emphasizes at-risk incentive award opportunities, both annual and long-term, tied to financial and market objectives.
Stockholder Alignment	We align the long-term financial interests of our NEOs and stockholders through PSUs and RSUs with multi-year vesting periods. Pursuant to stock ownership guidelines, NEOs own significant amounts of our stock throughout the term of their employment.

Compensation Committee Oversight of the Executive Compensation Program

The Compensation Committee is responsible for overseeing the development and administration of our compensation and benefits policies and programs. The Compensation Committee devotes substantial time and attention throughout the year to executive compensation matters to ensure that our program aligns with our fundamental objectives. The Compensation Committee works with the Board as a whole to support the strategic plan they have established for the Company through the executive compensation program structure and goals.

The Compensation Committee is made up of four independent directors who are responsible for the review and approval of all aspects of our executive compensation program, including:

●	Determination, review and approval of the Company’s incentive compensation plan goals and objectives;
●	Evaluation of individual performance results in light of the goals and objectives;
●	Evaluation of the competitiveness of individual total compensation packages; and
●	Approval of changes to and the payment of total compensation packages.

The Compensation Committee considers the recommendation of the CEO in determining the compensation, individual performance goals and objectives for the executive officers who report directly to him. The CEO provides his assessment of each NEO’s responsibilities and the performance of each NEO’s area of oversight. The Compensation Committee has the ultimate authority to approve or modify management’s recommended compensation packages including the right to use discretion to reduce final vesting and payouts when evaluating NEO performance. The Compensation Committee recommends the compensation package for our President and CEO for approval by all independent members of our Board.

Role of the Compensation Consultant. The Compensation Committee has the sole authority to select, retain and terminate compensation consultants as well as the sole authority to direct any compensation consultant’s work and approve fees. The Compensation Consultant advises the Compensation Committee in connection with its review of executive and director compensation matters, including the level of total compensation packages provided to executive officers. Korn Ferry was the Compensation Committee’s independent executive compensation consulting firm for 2019. The compensation consultant attended meetings of the Compensation Committee, as requested, and communicated with the Compensation Committee Chair between meetings; however, the Compensation Committee makes all decisions regarding the compensation of our executives.

In connection with its engagement and retention of Korn Ferry, the Compensation Committee has considered various factors related to the independence of Korn Ferry as required by SEC regulations and Nasdaq rules. After reviewing these factors, the Compensation Committee determined that its engagement of Korn Ferry did not present any conflicts of interest that prevented Korn Ferry from providing independent compensation advice to the Compensation Committee.

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Korn Ferry provided various executive compensation services to the Compensation Committee in 2019 including advising the Compensation Committee on the principal aspects of our executive compensation program design and evolving trends as well as providing market information and analysis regarding the competitiveness of our program design and our award values in relationship to the Company’s performance. Total fees paid to Korn Ferry for 2019 in connection with its services for the Compensation Committee were $99,515; Korn Ferry did not receive any other compensation from the Company for work performed in 2019.

In benchmarking compensation levels and practices, the Compensation Committee worked with Korn Ferry to develop our peer group to guide compensation decisions for 2019. The Compensation Committee uses the peer group as a reference in developing its executive compensation program and in determining the competitiveness of its executive compensation levels. The peer group reviewed by Korn Ferry focused on companies within our industry (i.e., local telecommunications providers, broadband and managed IT service providers and other firms operating in similar businesses) that fell within a specific range of the Company’s revenues and market capitalization. The median revenues and market capitalization for the peer group used to guide 2019 compensation decisions were $295M and $564M, respectively. The peer group for 2019 included the following companies:

Cincinnati Bell	Spok Holdings
Vonage Holdings	Ooma, Inc.
Shenandoah Telecom	LICT Corporation
Cogent Communications	Clearfield
ATN International	Otelco, Inc.
Internap	Fusion Connect
Limelight Networks	GTT Communications

The following changes were made to the peer group for 2019 as a result of industry consolidation:

Removals	Additions

× Broadview Networks × General Communication × Hawaiian Telcom × Intelliquent × Lumos Networks × NCI × ShoreTel	✓ ATN International ✓ Cincinnati Bell ✓ Cogent Communications ✓ Shenandoah Telecom ✓ Spok Holdings ✓ Vonage Holdings

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2019 Executive Compensation Program Elements

The Compensation Committee chose a mix of cash and equity compensation for NEOs based on long-term value drivers of company performance over one-year and multi-year periods, and also based on individual performance. Our executive compensation program is designed to reinforce the link between the interests of our NEOs and our stockholders.

Annual Salaries and Incentive Compensation

Base Salaries

Base salaries are set to compensate our NEOs fairly for the responsibilities of the positions they hold and reviewed annually based on the following factors:

●	Nature and responsibility of position
●	Qualifications, experience and expertise
●	Competitiveness of the market
●	Potential to drive company success
●	Individual performance and evaluation of peer group compensation
●	Internal parity with peers in similar reporting structure and scope of responsibility

The following table shows base salary levels for 2018 and the base salary for each as of year-end 2019.

Base Salary
Named Executive Officer	2019	2018	Change
William H. Bishop	$390,000	$246,450	58.2%
Laurie M. Butcher	$274,127	$255,000	7.5%
Leonard A. Steinberg	$288,000	$267,840	7.5%
Anand Vadapalli	$414,000	$414,000	0.0%

Mr. Bishop’s 2018 base salary was based on his position as SVP, Consumer and Revenue Management. The 2019 salary level was set pursuant to his employment agreement when he was appointed as the Company’s President and CEO effective October 12, 2019.

Mr. Vadapalli’s 2019 base salary was set at the same level as 2018.

In 2018, overall base salary levels were reduced company-wide as a part of broader efforts to reduce cost structures and improve profitability. In March of 2019, Ms. Butcher’s base salary was increased to recognize her significant contributions to the Company. In March 2019, Mr. Steinberg’s salary was restored to the 2017 level prior to the 2018 reductions.

2019 Annual Cash Incentive Plan

The annual cash incentive is based on company and individual performance and for each NEO the target level is set as a percentage of base salary. Mr. Bishop’s target annual cash incentive for 2019 was equal to 60% of his base salary level prior to being appointed as President and CEO.    Mr. Bishop’s target annual cash incentive in his role as President and CEO increased to 80% of base salary in 2020. The other NEOs’ target levels were equal to 60% of their base salary.

Payout for any level of annual cash incentive compensation is conditioned on reaching a minimum threshold of not less than 90% of the Adjusted EBITDA goal of $62.11 million, or $55.9 million. Maximum payout is capped at 150% of the annual target amounts.

Adjusted EBITDA and Total Revenue were used to measure performance for 90% of the annual cash incentives in 2019, with the remaining 10% of the cash award tied to completion of information technology improvements (IT) that were scheduled for 2019. It is the Compensation Committee’s belief that Adjusted EBITDA is an indicator of the Company’s overall success because it measures the effects of management’s actions at the current level of capital investments, capital structure, and intangible assets, which management cannot easily change in the short-term. Total Revenue is important in generating Adjusted EBITDA, and as a measure of annual

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performance, it supports our belief in the market opportunity for business broadband as a key component of revenue.

In 2019, Adjusted EBITDA increased by 4.3% to $62.75 million over 2018 results of $60.16 million, while revenue remained essentially flat year over year at $231.69 million.

For further information on these metrics, see “Non-Generally Accepted Accounting Principle (“GAAP”) Financial Measures and Performance Metrics” on page 47.

For all NEOs, the annual incentive award calculation is as follows:

Annual Cash Incentive Target	X	Company Achievement Factor	X	Individual Achievement Factor	=	Annual Cash Incentive Payout

The following table includes the annual cash incentive metrics and goals for the Company performance portion of the awards:

Performance Metrics/Weight	Min - 50% Payout	100% Payout	Max - 150% Payout	Actual 2019 Performance
	90% of Goal	100% of goal	110% of goal
Adjusted EBITDA 45%	$55.90 M	$62.11 M	$68.33 M	$62.75 M
Total Revenue 45%	$210.24 M	$233.60 M	$256.96 M	$231.69 M
Completion of IT 10%	N/A	Complete	N/A	Incomplete

Performance Determination.   The Company’s actual results for 2019 compared to the preset goals resulted in a Company achievement factor of 92.8%

Individual achievement factors for each NEO were determined based on the following:

William H. Bishop 107.8%: 2019 was a year of transition for Mr. Bishop having held four different job titles during the year culminating in being appointed President and Chief Executive Officer. Starting as Senior Vice President of Revenue Management, Mr. Bishop met or exceeded substantially all of the key performance metrics for which he was responsible. In his role as Chief Operating Officer, Mr. Bishop led key organizational structure and personnel changes resulting in improved productivity and financial results. Assuming the role first of Interim President and CEO on July 1, 2019, and continuing with the appointment as President and CEO, Mr. Bishop led a seamless transition by developing and implementing a fulsome communication plan aimed at customers, stockholders and employees, which was very well received by all constituencies. Mr. Bishop led the continued focus on executing the Company’s 2019 business plan as well as developing a strategic plan for 2020.

Laurie Butcher 110%: Ms. Butcher’s primary goal for 2019 was closing our balance sheet re-financing. Ms. Butcher and her team led the way to a successful refinance that closed in early 2019. Additionally, Ms. Butcher’s team developed a new Power BI tool that will make day-to-day management for cost center leaders more real time and effective.

Leonard Steinberg 108%: Mr. Steinberg led the program effort related to all FCC interactions for the rural healthcare (RHC) program resulting in fiscal year 2019 rate approvals, overseeing CAF II build obligations for the year, advancing the ball and completing the de-tariffing at the state level, making improvements in cyber security capabilities, and a variety of facilities projects.

Anand Vadapalli: Given his separation from the Company, no individual performance determination was made. Mr. Vadapalli’s annual incentive payout amount was part of his negotiated separation agreement.

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Our NEOs’ target opportunities and payouts under the 2019 annual incentive compensation program were as follows:

Annual Cash Incentive
Named Executive Officer	Percent of Base Salary	Target	Company Achievement Factor	Individual Achievement Factor	Annual Payout
William H. Bishop(1)	60%	$213,000	92.80%	107.8%	$213,080
Laurie M. Butcher(1)	60%	$164,476	92.80%	110.0%	$167,898
Leonard A. Steinberg	60%	$172,800	92.80%	108.0%	$173,188
Anand Vadapalli(2)	120%	$496,800	N/A	N/A	$447,120

(1)	Target levels for Mr. Bishop and Ms. Butcher have been prorated based on time at each pay level.
(2)	Mr. Vadapalli’s annual cash incentive payout was negotiated as a part of his separation agreement.

2019 Long-Term Compensation Plan

In September 2019, the Compensation Committee granted long-term equity awards as follows:

Performance-Based Compensation

Long-term incentive awards represent another performance-based portion of our NEOs’ total target compensation. PSUs will vest if earned at the end of the three-year performance period, based on the Company’s cumulative Adjusted Free Cash Flow performance over the performance period, with an opportunity for a cash award for achievement that exceeds the goal set by the Compensation Committee. The threshold level for vesting is $13.066 million, target level is $17.422 million and maximum level $21.777 million. Achievement over the target level will be paid in cash. The Compensation Committee believes that having a multi-year performance period increases executive focus on our long-term business objectives and better aligns the interests of our executives with those of our stockholders. The Compensation Committee believes that this metric incentivizes management to make capital allocation decisions that maximize long-term stockholder value.

Time-Based Compensation

RSUs were granted to our NEOs that will vest in three equal tranches in the first quarter of 2020, 2021 and 2022 if the NEO remains employed until the date of vesting.

Grants under the 2019 long-term compensation plan are summarized in the chart below:

Named Executive Officer	PSUs	PSU Grant Date Value	RSUs	RSU Grant Date Value
William H. Bishop	69,768	$120,001	69,768	$120,001
Laurie M. Butcher	63,751	$109,652	63,751	$109,652
Leonard A. Steinberg	83,721	$144,000	83,721	$144,000

This chart does not include grants that appear in the Summary Compensation Table related to PSU awards made in 2017 where the final goal was established in 2019. Grants under the 2019 long-term compensation plan were made after Mr. Vadapalli’s termination.

Long-Term Incentive Awards under Prior Year Grants

Long-term incentive awards granted in 2018

PSUs granted 2018 will vest, if earned, upon achieving stock price hurdles measured over any 20 consecutive trading days on a Volume Weighted Average Price (VWAP) basis during each performance period.

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The following are the VWAP stock price hurdles that must be achieved for each tranche:

				Premium to
	Performance	Performance	VWAP	Grant Date
Tranch	Period Start	Period End	Vesting $ (1)	Price(2)
Tranche 1	7/20/2018	7/20/2019	$2.65	57.7%
Tranche 2	7/20/2018	7/20/2020	$2.90	72.6%
Tranche 3	7/20/2018	7/20/2021	$3.15	87.5%

(1)	Volume Weighted Average Price measured over 20 consecutive trading days.
(2)	Premium to Grant Date Price represents the difference between the VWAP Vesting Price and the grant date price of $1.68.

No vesting occurred in 2019 related to Tranche 1, and the related PSUs were forfeited.

Long-term performance cash awards were also granted to our NEOs in 2018 that will pay out, if earned, at the end of the three-year performance period in 2021 based on a Free Cash Flow per Share goal of $0.19. To calculate performance against this per share metric, Free Cash Flow results will be averaged over the three years (2018, 2019 and 2020) and divided by the average of the shares outstanding. The Compensation Committee believes that this metric incentivizes management to make capital allocation decisions that maximize long-term stockholder value.

Long-term incentive awards granted in 2017

PSUs granted in 2017 would vest based on Company performance against targets for Adjusted Free Cash Flow per share (50%) and relative TSR (50%) over the full performance period, July 1, 2017 to December 31, 2019. The following table shows the vesting criteria and achievement level for each performance measure. As shown in the following table, PSUs tied to Relative TSR were forfeited, while PSUs tied to Adjusted Free Cash Flow/Share vested at 110.5% of target. This achievement level resulted in vesting of 25,686 shares for Mr. Bishop, 23,263 shares for Ms. Butcher, 34,895 for Mr. Steinberg, and 151,466 shares for Mr. Vadapalli.

Performance Measure	Weight	Min - 50% Vesting	Target 100 % Vesting	Max - 150% Vesting	Achievement
Relative TSR	50%	40%	60%	80%	28%
Adj. Free Cash Flow/Share	50%	0.157	0.175	0.192	0.179

Relative TSR was measured against the Russell 2000 Index as constituted at the beginning of the performance period. In order for NEOs to receive the target award under this Relative TSR metric, the Compensation Committee established the target goal, minimum and maximum vesting levels shown in the table above for the TSR metric. The PSUs granted in 2017 based on Relative TSR appeared in the appropriate 2017 Compensation tables in our Proxy Statement issued in 2018.

Adjusted Free Cash Flow is divided by the weighted average shares outstanding to determine Adjusted Free Cash Flow per share. The Compensation Committee established an initial period goal of $0.18 for July 1, 2017 to December 31, 2017, $0.16 for the year ended December 31, 2018, and $0.19 for the year ended December 31, 2019. The three goals were averaged over the three periods (July 1, 2017 to December 31, 2017 prorated, and full years in 2018 and 2019) and the target goal is shown in the table above. Because the full performance period goal had not been set at the date these awards were made in 2017, no value could be established for the PSU awards based on Adjusted Free Cash Flow per Share and they did not appear in the related executive compensation tables for 2017, the year they were awarded by the Compensation Committee. Rather, with the final performance goal established in 2019, these awards, based on Adjusted Free Cash Flow per share, appear with a grant date at a value reflected in the 2019 compensation tables in this Proxy Statement.

For more information on the metrics referred to in this Executive Compensation Narrative, see “Non-GAAP Financial Measures and Performance Metrics” on page 47.

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Other NEO Benefits, Perquisites and Severance

Our NEOs participate in the broad-based benefit and welfare plans that are generally available to Company employees, including our 401(k) plan, employee stock purchase plan and pension plan. There are no special or supplemental retirement benefits provided to our NEOs under our executive compensation program.

Severance and other benefits are explained in more detail beginning on page 35.

Compensation Governance

What We Do:

Multiple Performance Metrics for Both Short-term and Long-term Incentives. We mitigate compensation-related risk in a number of ways, including by using multiple performance measures across the short- and long-term incentive plans.

Minimum Stock Ownership Requirements for all NEOs. We have adopted minimum stock ownership requirements for our NEOs because we believe that management will more effectively pursue the long-term interests of our stockholders if they are stockholders themselves. The Compensation Committee reviews our stock ownership requirements and makes changes, as needed, to bring our policy in line with evolving market practice. Our policy requires each NEO other than the CEO to accumulate and hold shares of our common stock having a value of at least one-and-a-half times the NEO’s annual base salary. The CEO is expected to hold shares of common stock equal to at least three times his base salary. Each of our NEOs has five years from his or her appointment to the position to achieve the prescribed ownership levels. All our NEOs either are in full compliance with this requirement or have more time under the policy to reach the requirement.

Independent Compensation Consultant. The Compensation Committee retained Korn Ferry to advise on our executive compensation programs during 2019. Aside from the services to the Compensation Committee, Korn Ferry performed no other services for us.

Limited Perquisites. Our NEOs receive a modest automobile allowance. Additionally, Mr. Bishop received reimbursement for legal fees in relation to negotiation of his employment agreement. We do not provide any tax gross-ups with respect to perquisites.

Deductibility of Executive Compensation

The Compensation Committee considers the tax and accounting treatment associated with cash and equity awards it makes, although these considerations are not the overriding factor the Compensation Committee uses in making its decisions. Section 162(m) of the Internal Revenue Code (the “Code”) places a limit of $1 million on the compensation that the Company may deduct in any one year with respect to each of its most highly compensated executive officers, unless certain conditions are met. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements; however, with the exception of certain grandfathered awards made pursuant to written binding contracts in effect on November 2, 2017, comprehensive tax reform eliminated the performance-based compensation exception effective January 1, 2018.

Incentive Compensation “Clawback” Reimbursement

Our incentive award plan and award agreements provide that awards under the plan are subject to applicable clawback laws, rules or regulations. Additionally, our Officer Severance Policy and employment agreement with Mr. Bishop include a clawback provision. This provides that any compensation paid that is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to repayment to the Company.

What We Don’t Do:

Guaranteed Incentive-Based Bonuses or Salary Increases. None of our NEOs has an employment arrangement or other contractual right, other than the long-term awards as described above, guaranteeing any annual incentive payments or any salary increases. Base salary increases are at the discretion of the Compensation Committee.

Single Trigger Change in Control Benefits. Change in control severance provisions apply to Mr. Bishop through the terms of his individual employment agreement, and to our other NEOs through the Company’s Officer Severance Policy that is expressly applicable to our NEOs. The primary purpose of these change in control

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protections is to align executive and stockholder interests by enabling our NEOs to assess possible corporate transactions without regard to the effect such transactions could have on their employment with the Company. In seeking to adhere to best compensation practices, the change in control provisions currently applicable to all our NEOs avoid excessive payments or “single triggers” for receipt of severance benefits in the event of a change in control. There are no tax gross-ups included in severance arrangements. The Compensation Committee set the amount of change in control benefits provided for our executives at amounts that the Compensation Committee believes are reasonable in the event of the occurrence of the circumstances specified. The specific change in control severance provisions applicable to each NEO are discussed in more detail following the executive compensation tables under the heading: “Employment Arrangements.”

Special Executive Retirement or Benefit Packages.   Our NEOs participate in the broad-based retirement and benefit programs that are generally available to the Company’s employees. There are no special or supplemental retirement benefits provided to our NEOs under our executive compensation program.

Hedging or Pledging of Company Stock.   We have a policy prohibiting all employees, including the NEOs and members of our Board, from engaging in any hedging transactions with respect to our equity securities held by them or pledging Company securities as collateral.

Tax Gross-ups.   We do not provide tax gross-ups to any of our NEOs and the Compensation Committee does not plan to include tax gross-ups in any future employment arrangements.

COMPENSATION AND PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, Messrs. Barr, Karp, Ley, Ross, and Ms. Brown served on the Compensation Committee. None of the directors serving on the Compensation Committee during 2019 are or have been an officer or employee of the Company or have had any relationship with us requiring disclosure pursuant to Item 404 of Regulation S-K. No member of the Compensation Committee is an executive officer of another entity for which any of our executive officers serve as a compensation committee member. In addition, none of our executive officers served as a director for a company that employs, as an executive officer, any of our directors.

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EXECUTIVE COMPENSATION TABLES

In this section, we provide tabular information regarding the compensation paid to our NEOs for the years ended December 31, 2019 and 2018.

Summary Compensation Table

Name and Principal	Year	Salary	Bonus	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value	All Other Compensation	Total
Position		($)	($) (1)	($) (2)	($)(3)	($)(4)	($)(5)	($)
William H. Bishop	2019	306,649	120,106	294,339	213,080	25,647	—	959,821
President and Chief Executive Officer	2018	247,164	20,106	98,275	151,413	23,080	—	540,038
Laurie M. Butcher	2019	274,054	18,209	268,512	167,898	47,453	—	776,126
Chief Financial Officer	2018	229,470	18,209	89,005	143,447	43,157	—	523,288
Leonard A. Steinberg	2019	287,923	27,314	361,817	173,188	6,487	—	856,729
Senior Vice President, Legal, Regulatory & Government Affairs and Corporate Secretary	2018	269,725	27,314	133,507	164,555	7,200	—	602,301
Anand Vadapalli	2019	214,963	78,949	982,653	—	9,610	1,591,399	2,877,574
Former President and Chief Executive Officer	2018	415,388	78,949	573,265	423,918	8,929	71,270	1,571,719

(1)

Amounts represent the second tranche payment of long-term time-based cash awards that were tied to 2019 service. Mr. Bishop’s total also includes a $100,000 bonus he received for service as interim CEO.

(2)

Amounts reported for 2019 represent the grant date fair value of RSU and PSU awards granted in 2019, as determined in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The amounts shown include (i) RSU awards granted in 2019, (ii) PSU awards granted in 2019, expected to vest in 2022 based upon performance goals established in 2019; and (iii) one-half of the PSU awards that were approved by the Compensation Committee in 2017, representing the portion related to the Free Cash Flow per Share performance goals that were established in 2019. For the PSU awards, the amount is based on the grant date fair value of the awards which reflects target vesting of the awards. Further information on the Company’s stock awards is included in Note 17 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on March 16, 2020. In addition, for Mr. Vadapalli, amounts include the incremental fair value recognized with respect to awards that were modified in conjunction with his separation.

The grant date fair values of the Free Cash Flow Per Share tranche of the 2017 PSU awards granted in 2019 at grant date at target achievement, and assuming the highest level of performance conditions will be achieved are as follows:

	Target	Maximum

William H. Bishop	$43,469	$65,204
Laurie M. Butcher	$39,368	$59,053
Leonard A. Steinberg	$59,053	$88,579
Anand Vadapalli	$226,169	$339,254

The grant date fair value of the 2019 PSUs assuming the highest level of performance conditions will be achieved with overachievement paid in cash are as follows:

	Equity Value at Maximum	Cash Value at Maximum

William H. Bishop	$120,001	$60,000
Laurie M. Butcher	$109,652	$54,825
Leonard A. Steinberg	$144,000	$72,000

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(3)

Amounts represent annual cash incentive payments under our 2019 annual cash incentive program. Amounts reported for each year are based on performance in that year, even if paid subsequent to year end.

(4)

Amounts are based on vested benefits under the Alaska Electrical Pension Plan (“AEPP”), a multi-employer defined benefit plan. The Company does not administer the AEPP, and the amounts provided are estimates based on the calculations of a third-party actuary retained by the Company. The Company was notified by the third-party actuary that mortality table assumptions for prior years did not reflect the full projected improvement in the present value calculations, therefore 2018 information presented here has been corrected for prior period underreporting.

(5)

Mr. Vadapalli received an automobile allowance of $5,250. Mr. Vadapalli received apartment rental payments of $12,660, travel reimbursement of $7,568 for travel to the Company headquarters in Anchorage from his principal residence outside of Alaska, a 401(k) matching contribution of $14,896, accrued leave cash-out of $38,403, and cash payments in conjunction with his departure of $1,512,622 in 2019.

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2019 Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding unvested RSUs and PSUs held by our NEOs as of December 31, 2019. Our NEOs did not hold any stock option awards as of December 31, 2019.

	Stock Awards

	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested

Name	(#)		($)(1)	(#)		($)(1)

William H. Bishop	14,133	(2)	25,015	—		—

	15,005	(3)	26,559	—		—

	69,768	(4)	123,489	—		—

	—		—	46,491	(5)	82,289

	—		—	70,691	(6)	125,123

	—		—	69,768	(7)	123,489

Laurie M. Butcher	12,800	(2)	22,656	—		—

	13,589	(3)	24,053	—		—

	63,751	(4)	112,839	—		—

	—		—	42,105	(5)	74,526

	—		—	64,023	(6)	113,321

	—		—	63,751	(7)	112,839

Leonard A. Steinberg	18,598	(2)	32,918	—		—

	19,768	(3)	34,989	—		—

	81,198	(4)	143,720	—		—

	—		—	63,158	(5)	111,790

				96,033	(6)	169,978

	—		—	83,721	(7)	148,186

Anand Vadapalli	83,340	(2)	147,512	—		—

	87,527	(3)	154,923	—		—

	—		—	274,146	(5)	485,238

	—		—	412,356	(6)	729,870

(1)	The market value as of December 31, 2019, was calculated using $1.77 which was the closing price per share of our common stock as reported on the Nasdaq Global Market on that date.

(2)	Represents RSUs which vested in full in the first quarter of 2020.

(3)	Represents RSUs, of which 50% vested on March 1, 2020, and the remaining 50% will vest on March 1, 2021, generally subject to continued employment.

(4)

Represents RSUs granted in 2019 of which 33% vested on March 1, 2020, and the remaining 67% will vest in substantially equal portions on the first Company business date in March of 2021 and 2022, generally subject to continued employment.

(5)

Represents PSUs granted in 2017 with respect to the applicable performance goals that were established for tranches in each of 2017 and 2019. One half of these PSUs are based on achievement of relative TSR goals and were forfeited in March of 2020. The remainder of the PSUs are based on Adjusted Free Cash Flow per Share goals and vested in March of 2020 at 110.5% of target.

(6)	Represents 2018 grants of PSUs with respect to applicable performance goals that were established in 2018. The grants are eligible to vest over three years based on achievement of performance goals.

(7)

Represents the 2019 grants of PSUs with respect to the applicable performance goals that were established in 2019. The grants are eligible to vest over three years based on achievement of performance goals.

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EMPLOYMENT ARRANGEMENTS

The following provides information about our employment agreement with Mr. Bishop and severance and change in control arrangements with each of our NEOs.

William H. Bishop

We entered into an Employment Agreement with William H. Bishop, our President and CEO, effective October 14, 2019, (the “Agreement”) for a period of three years until October 13, 2022. The Agreement provides for successive, automatic extensions for one-year periods thereafter unless notice of an intention to terminate the Agreement is provided by either party at least 180 days before the end of the term. Mr. Bishop’s base salary is set at $390,000, subject to periodic increases. Mr. Bishop is eligible for target annual cash incentive compensation of not less than 80% of his base salary beginning in 2020, with the actual amount to be determined each year based on achievement of annual performance objectives set by the Compensation Committee. Mr. Bishop is also eligible to receive annual long-term awards (“LTAs”) in the form of time-vested RSUs, performance-based PSUs, or other equity or equity-based awards or a combination thereof (“Equity”), and/or performance-based cash awards other than annual cash incentives. To align the interests of Mr. Bishop with those of our stockholders, the annual LTAs will not be less than 125% of his annual base salary beginning in 2020. However, the specific quantity and type of LTAs will be determined annually by the Compensation Committee on the terms and schedule approved by the Board, based on accomplishment of performance objectives set by the Board and subject to the terms of an individual grant award agreement.

The Agreement provides for reimbursement of Mr. Bishop’s reasonable legal and other professional fees actually incurred with respect to the negotiation, and prior to the execution, of the Agreement, up to a maximum of $20,000.00. Additionally, the Agreement includes a monthly automobile allowance.

Mr. Bishop’s Agreement provides that in the event of termination by the Company “without cause” or resignation by Mr. Bishop for “good reason,” as those terms are defined in the Officer Severance Policy, Mr. Bishop is entitled to receive post-termination benefits as follows: (i) the greater of two years of his base salary or his base salary for the remaining term of the Agreement; (ii) a pro-rated portion of the annual cash incentive and continued vesting of LTA Equity that he would have been entitled to for the performance year in which his employment was terminated based on the number of days actually worked during that performance year, payable at the same time as other executives of the Company are paid; (iii) any annual cash incentive payment based on achievement of annual performance goals for the prior full year of his employment, if unpaid as of the date of termination, with payment to be paid if and when other executives are paid; (iv) any outstanding LTAs will continue to vest on the following basis: (1) continued vesting of time-vested awards that are scheduled to vest during subsequent periods; and (2) continued vesting during subsequent periods, subject to the satisfaction of the applicable performance conditions established under the terms of the awards, of performance-based awards that vest in subsequent periods; and (v) up to one year after termination, reimbursement of any monthly federal medical COBRA premiums actually paid for continuing medical insurance coverage for the executive and family, less the standard employee contribution amount.

In the event Mr. Bishop’s employment is terminated by the Company “without cause” or he resigns for “good reason” in connection with a change in control of the Company, severance payments are the same as those provided without a change in control except that LTAs will be treated according to the Officer Severance Policy, which provides that all outstanding LTAs, whether equity or cash will vest and be released or paid as appropriate at termination.

Should Mr. Bishop’s employment terminate due to death or disability, as such terms are defined in the Officer Severance Policy, Mr. Bishop, or his estate, would be eligible to receive: (i) his base salary prorated to the date of death or cessation of active work due to disability; (ii) any unpaid cash incentive payment for the last full year of his employment, plus a prorated cash incentive payment for the last partial year of his employment; and (iii) for LTAs, time-vested awards will accelerate and vest upon termination and performance-based awards will continue to vest subject to satisfaction of the applicable performance conditions under the terms of the RSU and PSU award agreements.

Mr. Bishop is subject to customary non-competition and non-solicitation restrictive covenants during his employment with the Company and for a period of two years and one year, respectively, thereafter.

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Severance and Other Benefits for our NEOs, other than the CEO

Upon a termination by the Company “without cause” or resignation by the NEO for “good reason”, our NEOs are entitled to post-termination severance pay and benefits in accordance with the Company’s Officer Severance Policy. Severance pay and benefits include a cash payment of 1.6 times the NEO’s annual base salary and reimbursement for federal COBRA health insurance coverage for the NEO and the NEO’s family for up to one year. Unless otherwise provided, NEOs are not eligible for vesting of any unvested long-term equity or cash compensation.

In the event the NEO’s employment is terminated by the Company “without cause” or the NEO resigns for “good reason” in connection with a change in control of the Company, severance pay and benefits include a cash payment of two times the NEO’s annual base salary, reimbursement for federal COBRA health insurance coverage for the NEO and the NEO’s family for up to one year under certain circumstances, and accelerated vesting or pay out of all unvested long-term incentive awards, whether equity or cash, held by the NEO at the time of termination of the NEO’s employment. The receipt of severance pay and benefits by the NEO is subject to compliance with customary non-competition and non-solicitation covenants during the period that the NEO is entitled to receive such benefits.

In the event of the death or disability of the NEO while employed by the Company, the NEO or the NEO’s estate would be eligible to receive a prorated annual cash incentive payment. For awards made pursuant to the 2017, 2018 and 2019 PSU award agreements, following a termination of employment due to normal retirement, death or disability, outstanding unvested PSUs awarded will continue to remain eligible to vest based on the achievement of the applicable performance target as if the NEO had remained employed over the applicable performance vesting period. Additionally, under the RSU award agreements for 2017, 2018 and 2019, RSUs awarded shall be accelerated and vest after termination of employment due to normal retirement, death or disability. Any outstanding long-term time-vested and performance cash awards would be eligible for similar treatment as equity awards.

Severance Arrangement with Mr. Vadapalli

Severance compensation to Mr. Vadapalli included payments approximately equal to one times his base pay prorated for the remainder of the year, annual incentive compensation, health coverage, and deferred compensation that he would have received for 2019 if his employment had continued through the end of the year. In addition, Mr. Vadapalli’s existing unvested equity awards will be eligible for vesting with the same performance and time factors as other executives.

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PROPOSAL 3: APPROVAL OF THE AMENDED AND RESTATED 2012 EMPLOYEE STOCK PURCHASE PLAN

Overview

We are asking our stockholders to approve an amendment to the Alaska Communications Systems Group, Inc. 2012 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for future issuance under the plan by 600,000 shares. In addition, we are proposing to extend the term of the plan until December 31, 2030 (as amended and restated by the foregoing amendments, the “Amended 2012 ESPP” and as currently in effect, the “2012 ESPP”). The 2012 ESPP would otherwise expire by its terms in 2022. Other than changes to adjust the number of shares reserved for issuance under the 2012 ESPP and to extend the term, no other changes are proposed to the 2012 ESPP.

On March 25, 2020, the Compensation Committee recommended to the Board and the full Board adopted, subject to stockholder approval, the Amended 2012 ESPP. Our stockholders previously authorized us to issue up to 1,500,000 shares under the 2012 ESPP. The Amended 2012 ESPP increases this total share reserve to 2,100,000 shares. We have not requested a share increase to the 2012 ESPP since it was approved by our stockholders in June 2012.

The 2012 ESPP is an integral component of the Company’s employee benefits program and allows the Company to remain competitive in the market for key talent. The Company believes that the 2012 ESPP plays an important role in our ability to attract and retain highly motivated and qualified employees by allowing eligible employees of the Company and its subsidiaries to acquire an ownership stake in the Company. The Amended 2012 ESPP will allow us to continue this important broad-based benefit for our employees.

As of December 31, 2019, 182,575 shares remained available for issuance under the 2012 ESPP. If stockholders approve the increase of 600,000 shares, 782,575 shares would remain available for issuance under the Amended 2012 ESPP.

If the Company’s stockholders do not approve this Proposal 3, the Amended 2012 ESPP will not go into effect and the existing 2012 ESPP will remain in effect in accordance with its present terms. Without stockholder approval of the Amended 2012 ESPP, we believe that our ability to attract and retain talent necessary for our success will be hindered.

Executive officers have a financial interest in this Proposal 3 because they are eligible to participate in the Amended 2012 ESPP.

The information provided in this Proposal 3 is intended to assist our stockholders in deciding how to cast their votes on the Amended 2012 ESPP. The overview and the discussion of the Amended 2012 ESPP set forth in this proxy statement is only a summary and is not a complete description of the Amended 2012 ESPP. The summary is qualified in its entirety by reference to the full text of the Amended 2012 ESPP, which is attached as Appendix A to this proxy statement.

Determination of Share Increase

In making its recommendation to the Board to increase the 2012 ESPP share reserve by 600,000 shares, the Compensation Committee reviewed (i) current and anticipated employee participation levels, expected levels of contributions and purchase price information under the 2012 ESPP; (ii) the anticipated period of time the current 2012 ESPP share reserve is expected to last (which indicated that the 2012 ESPP will likely run out of shares during the offering period that will begin January 1, 2021, based on current participation rates); and (iii) the percent of our common stock that the share increase would represent, which was less than 1.1% based on our shares outstanding on April 17, 2020. In each of 2019, 2018, and 2017, 157,867 shares, 155,760 shares and 148,997 shares, respectively, were purchased by employees under the 2012 ESPP.

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Description of the Amended 2012 ESPP

Purpose. The purpose of the Amended 2012 ESPP is to assist eligible employees of the Company and its designated subsidiaries to acquire a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. The Amended 2012 ESPP is also intended to help employees provide for their future security and to encourage them to remain in the employ of the Company.

Administration. The Amended 2012 ESPP is administered by the Board of Directors, or the Board may delegate administration to a committee consisting of at least two non-employee directors of the Board. The Board or the committee is referred to in this Proposal 3 as the “Administrator” of the Amended 2012 Plan. The Administrator will have full authority to administer the Amended 2012 ESPP, including the authority to interpret any provision of the Amended 2012 ESPP, and to adopt rules for the administration, interpretation and application of the Amended 2012 ESPP. The Administrator also may utilize the services of an agent to assist in the administration of the Amended 2012 ESPP. Notwithstanding its delegation of any administrative duties, the Board may, at any time, exercise all rights and duties of the Administrator of the Amended 2012 Plan.

Shares Reserved. Subject to adjustment as set forth in the Amended 2012 ESPP, the Amended 2012 ESPP authorizes the issuance of 2,100,000 shares of common stock (including the requested share increase of 600,000 shares).

In the event of changes to the Company’s outstanding common stock due to an equity restructuring, such as a stock split, spin-off, rights offering, nonrecurring stock dividend, exchange or combination of shares or other similar change affecting the outstanding common stock as a class without the Company’s receipt of consideration, the Administrator is authorized to make appropriate adjustments to:

●	the total number of shares reserved for issuance under the Amended 2012 ESPP;

●	the number of shares and class of common stock authorized for issuance under the Amended 2012 ESPP, but which have not yet been issued;

●	the maximum number of shares each participant may purchase during each offering period;

●	the number of shares and class of common stock covered by each outstanding purchase right; and/or

●	the purchase price per share in effect under each outstanding purchase right which has not yet been exercised.

Such adjustments are designed to prevent the dilution or enlargement of rights and benefits intended to be made available under the Amended 2012 ESPP.

Eligibility. Any employee of the Company or any participating subsidiary who (i) has timely completed a subscription agreement as provided in the Amended 2012 ESPP and (ii) customarily works more than 20 hours per week and more than five months per calendar year will be eligible to participate in the Amended 2012 ESPP. An individual who is an eligible employee on the start date of any offering period may join that offering period or any subsequent offering period, as long as the individual remains an eligible employee at the commencement of the offering period and timely submits a subscription agreement. An individual who first becomes an eligible employee after the start date for an offering period may join a subsequent offering period on any entry date on which he or she is an eligible employee.

As of December 31, 2019, approximately 581 employees, including 10 executive officers, were eligible to participate in the 2012 ESPP. Upon the effective date of the Amended 2012 ESPP, these employees would also be eligible to participate in the Amended 2012 ESPP, subject to the terms and conditions of the Amended 2012 ESPP.

Offering Periods. The Company’s common stock will be offered for purchase by participants under the Amended 2012 ESPP through a series of successive offering periods, each with a maximum duration (not to exceed 27 months) specified by the Administrator prior to the start date of the offering period. Offering periods generally begin each January 1 and July 1 of each year and end six months later on June 30 and December 31, respectively, unless otherwise determined by the Administrator for a future offering period.

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Purchase Rights.   At the time a participant joins an offering period, he or she will be granted a purchase right to acquire shares of common stock at six-month intervals on an ongoing basis, subject to the continuing availability of shares under the Amended 2012 ESPP and the participant’s continued participation in the Amended 2012 ESPP.

Each participant may authorize periodic payroll deductions in any multiple of 1% (up to a maximum of 15%) of his or her eligible compensation to be applied to the purchase of common stock at semiannual intervals. The purchase dates will occur on the last business days of June and December of each year, and all payroll deductions collected from the participant for the six-month period ending with each semiannual purchase date will automatically be applied to the purchase of common stock on that date, provided the participant remains an eligible employee and does not withdraw from the Amended 2012 ESPP prior to that date.

A participant may withdraw from the Amended 2012 ESPP at any time prior to completion of an offering period, and all of his or her accumulated payroll deductions will be refunded as soon as reasonably practicable after receipt of the notice of withdrawal. If a participant withdraws from an offering period, payroll deductions will not resume at the beginning of the succeeding offering period unless the participant first delivers a new subscription agreement to the Company in accordance with the Amended 2012 ESPP. A participant also may decrease payroll deductions one time only during an offering period.

A participant’s purchase right will immediately terminate upon his or her loss of eligible employee status or cessation of employment that occurs not later than the 15th day of the last month of the offering period (or if such day is not a business day, the immediately preceding business day). In such event, all accrued payroll deductions for the six-month period in which loss of eligibility or cessation of employment occurs will be refunded and will not be applied to the purchase of common stock. If a participant terminates employment after the 15th day of the last month of the offering period, he or she will be deemed to have elected to withdraw from the Amended 2012 ESPP immediately after the purchase date for that offering period.

No participant will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of the actual purchase.

Purchase rights are not assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.

Purchase Price.   The purchase price of the Company’s common stock acquired on each semiannual purchase date will be equal to 85% of the lower of:

●	the fair market value per share of common stock on the start date of the offering period in which the individual is enrolled, or

●	the fair market value on the semiannual purchase date.

The fair market value per share of common stock on any particular date under the 2012 ESPP will be deemed to be equal to the closing sales price on such date on the Nasdaq Global Market. If there is no closing sales price for the common stock on that date, then the fair market value per share will be the closing sales price on the last preceding date for which such quotation exists. On April 17, 2020, the closing sales price of the Company’s common stock on the Nasdaq Global Market was $1.90.

Special Limitations.   The Amended 2012 ESPP imposes certain limitations upon a participant’s rights to acquire common stock, including the following:

●

Purchase rights granted to a participant may not permit the individual to purchase more than $25,000 worth of common stock (valued at the time each purchase right is granted) for each calendar year in which those purchase rights are outstanding at any time,

●

Purchase rights may not be granted to any individual if the individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries, and

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●	No participant may purchase more than 10,000 shares of common stock during any six-month offering period.

The Administrator will have the discretionary authority to increase or decrease the per participant and total participant purchase limitations as of the start date of any new offering period under the Amended 2012 ESPP, with the new limits to be in effect for that offering period and each subsequent offering period.

Share Proration. If the total number of shares of common stock which are to be purchased under outstanding purchase rights on any particular purchase date exceeds the number of shares then available for issuance under the Amended 2012 ESPP, the Administrator will make a pro rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock prorated to that individual, will be refunded to the participant.

Change in Ownership. In the event of a proposed merger, combination, consolidation, or sale of all or substantially all of the assets of the Company to a successor entity, each outstanding purchase right will be assumed or an equivalent purchase right substituted by the successor company (or a parent or subsidiary of the successor company). In the event the successor entity refuses to assume or substitute for the purchase right, then the offering period in progress will be shortened and a new purchase date will be set immediately prior to the effective date of the change in ownership. Participants will be given notice and may elect to withdraw prior to the new purchase date in accordance with the Amended 2012 ESPP. The purchase price will be equal to 85% of the lesser of:

●	the fair market value per share of common stock on the start date of the offering period in which the individual is enrolled at the time such change in ownership occurs, or

●	the fair market value per share of common stock immediately prior to the change in ownership.

Amendment and Termination. The Amended 2012 ESPP will terminate on December 31, 2030, unless sooner terminated in accordance with the Amended 2012 Plan

The Board may terminate, suspend or amend the Amended 2012 ESPP at any time. However, the Board may not, without stockholder approval:

●	increase the number of shares issuable under the Amended 2012 ESPP,

●	alter the purchase price formula so as to reduce the purchase price, or

●	modify the class of employees eligible to participate in the Amended 2012 ESPP.

Federal Income Tax Consequences. The following discussion summarizes the federal income tax consequences with respect to participation in the Amended 2012 ESPP, as well as certain tax considerations with respect to the Company’s ability to deduct payments made in connection with the Amended 2012 ESPP. This summary is not intended to be a complete and accurate statement of applicable law, nor does it address state, local or foreign tax considerations. It is intended for the information of stockholders considering how to vote with respect to the Amended 2012 ESPP and not as tax guidance to participants in the Amended 2012 ESPP. Different tax rules may apply to specific individuals and transactions under the Amended 2012 ESPP.

The Amended 2012 ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which qualifies for such treatment, no taxable income will be recognized by a participant, and no deductions will be allowed to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Amended 2012 ESPP or in the event the participant dies while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares either (i) within two years after his or her entry date into the offering period in which the shares were acquired, or (ii) within one year after the semiannual purchase date on which those shares were actually acquired (a “disqualifying disposition”), then the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair

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market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to the excess.

If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the semiannual purchase date of those shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (ii) 15% of the fair market value of the shares on the participant’s entry date into that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of his or her death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price, or (ii) 15% of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired, will constitute ordinary income in the year of death.

New Plan Benefits

Participation in the Amended 2012 ESPP is voluntary and subject to the election of each eligible employee and the fair market value of our common stock on future dates. As a result, the benefits or amounts that will be received by any individual participant or groups of participants in the future under the Amended 2012 ESPP are not currently determinable.

The table below shows, as to our named executive officers and as to the various indicated groups, the number of shares of common stock purchased during the 2019 offering periods under the 2012 ESPP. Non-employee directors are not eligible to participate in the 2012 ESPP.

Name and Position	Number of Shares Purchased

William H. Bishop, President and Chief Executive Officer	3,934

Laurie M. Butcher, Chief Financial Officer	——

Leonard A. Steinberg, Senior Vice President, Legal, Regulatory and Government Affairs and Corporate Secretary	——

Anand Vadapalli, Former President and Chief Executive Officer	——

Executive Officers Group (4 persons)	3,934

Non-Employee Director Group (5 persons)	Not Eligible to participate

Non-Executive Officer Employee Group (577 persons)	153,933

Vote Required.   The affirmative vote of a majority of the shares cast is required to approve the Amended 2012 ESPP. Abstentions and broker non-votes will not affect the outcome of this Proposal 3.

Recommendation of the Board of Directors

The Board of Directors believes that Proposal 3 is in the Company’s best interests and the best interests of its stockholders and unanimously recommends a vote FOR the approval of the Amended 2012 ESPP.

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Equity Compensation Plan Information

Equity Compensation Plans	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b) (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Approved by security holders	2,767,781	$ —	2,275,917	(2)

Not approved by security holders	—	—	—

Total	2,767,781		2,275,917

(1)	Outstanding rights are RSUs and PSUs (at target) without any exercise price.

(2)	As of December 31, 2019, the number of shares remaining for issuance under equity compensation plans included 2,093,342 shares under the 2011 Plan, and 182,575 shares under the 2012 ESPP.

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PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee unanimously approved the appointment of Moss Adams LLP (“Moss Adams”) to be our independent registered public accounting firm for the fiscal year ending December 31, 2020. Although it is not required to do so, the Board is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting to ascertain the view of the stockholders regarding this selection.

The Audit Committee is not required to take any action based on the outcome of the vote on this Proposal 4; however, in the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its appointment of Moss Adams as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Company expects that a representative of Moss Adams will be present at the 2020 Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions by stockholders.

Vote Required.   For this proposal to be approved, it must receive the affirmative vote of a majority of the votes cast. Abstentions will not affect the outcome of this Proposal 4. Brokers have discretion to vote shares on this Proposal 4, so broker non-votes will not occur with respect to this matter.

Recommendation of the Board

The Board believes that Proposal 4 is in the Company’s best interest and unanimously recommends a vote FOR the ratification of the appointment of Moss Adams to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

AUDIT FEES

The Sarbanes-Oxley Act passed by Congress in July of 2002, requires that the Audit Committee be directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm.

The following table summarizes the fees billed to us by Moss Adams for services rendered in connection with fiscal years 2018 and 2019:

	2019 (3)	2018 (3)
Audit Fees (1)	$846,964	$646,570
Audit Related Fees (2)	19,100	18,665
Tax Fees	—	—
All Other Fees	—	—
Total	$866,064	$665,235

(1)

This category includes the audit of our annual financial statements, the review of the condensed financial statements included in our Quarterly Reports on Form 10-Q, reviews and assessment of our internal control over financial reporting, services for SEC filings, and accounting consultations on matters reflected in the financial statements.

(2)	Audit-Related Fees consist of the audit of certain of our post-retirement benefit plans.

(3)	Fees in 2019 and 2018 included incremental charges associated with the Company’s adoption of ASC 842, Leases, ASC 606, Revenue from Contracts with Customers, and other items.

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Audit Committee Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditors. The Audit Committee has established a policy requiring pre-approval of all audit and permissible non-audit services provided by the independent auditor. Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee pre-approves the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate authority to grant pre-approvals to one or more of its designated members provided such approvals are presented to the full Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent auditor. Audit Committee pre-approval of non-audit services (other than review and attest services) will not be required if such services fall within available exceptions established by the SEC.

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AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by Alaska Communications Systems Group, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee oversees the quality of the Company’s financial reporting process on behalf of the Board. It assists the Board in fulfilling its oversight responsibilities to the stockholders relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the audit process. While the Audit Committee sets the overall corporate tone for quality financial reporting, management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and the reporting process, including internal control systems and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm is responsible for expressing an opinion as to the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America and the effectiveness of the Company’s internal controls over financial reporting.

The Audit Committee has discussed and reviewed with its independent registered public accounting firm, Moss Adams, for the fiscal year ended December 31, 2019, all matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (United States).

The Audit Committee has received from Moss Adams a formal written statement describing all relationships between Moss Adams and the Company that might bear on the auditor’s independence as required by applicable requirements of the Public Company Accounting Oversight Board and discussed with Moss Adams any relationships that may impact their objectivity and independence and satisfied itself as to Moss Adams’ independence.

The Audit Committee has met with Moss Adams, with and without management present, as deemed appropriate, to discuss the overall scope of Moss Adams’ quarterly reviews and annual audit of the Company’s financial statements, the results of its examinations, its evaluations of the Company’s internal controls and the overall quality of its financial reporting. The Audit Committee has met and discussed with management and Moss Adams the quarterly financial information and statements and the annual audited financial statements prior to the release of that information and the filing of the Company’s quarterly and annual reports with the Securities and Exchange Commission.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 16, 2020.

Submitted by,

Brian A. Ross, Chair

Peter D. Ley

Peter D. Aquino

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STOCKHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

If you wish to submit a proposal to be considered for inclusion in our 2021 Proxy Statement and acted upon at the 2021 annual meeting of stockholders pursuant to SEC Rule 14a-8, materials must be received by the Corporate Secretary of Alaska Communications Systems Group, Inc. at 600 Telephone Avenue, MS 65, Anchorage, Alaska 99503, by registered, certified, or express mail no later than December 30, 2020. Stockholder proposals outside the process of Rule 14a-8 and stockholder nominees for director must be received by the Company on or after January 17, 2021, and on or before February 16, 2021. If the date of the 2021 annual meeting of stockholders is advanced by more than 30 days from the anniversary date of the Annual Meeting, notice by the stockholder to be timely must be delivered by the Company not later than the close of business on the later of (i) the 120th day prior to such 2021 annual meeting of the stockholders or (ii) the 10th day following the day on which the Public Disclosure (as defined in the Company’s By-laws) of the date of such Annual Meeting is first made. The requirements for such notice are set forth in our By-laws found on our website at www.alsk.com.

Stockholders may communicate with the Company’s directors at any time by U.S. mail addressed to one or more directors, the Board, or any committee of the Board, c/o Corporate Secretary; 600 Telephone Avenue, MS 65; Anchorage, Alaska 99503. The Corporate Secretary may review and summarize communications received for the purpose of expediting director review as well as forwarding the underlying correspondence.

ADDITIONAL INFORMATION

Annual Report to Stockholders

We are providing a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, together with this Proxy Statement to stockholders of record as of April 17, 2020. Our Annual Report on Form 10-K together with this Proxy Statement, forms our annual report to security holders within the meaning of SEC rules. Any stockholder who desires an additional copy may obtain one (excluding exhibits not incorporated by reference in this Proxy Statement), without charge, by addressing a request to the Corporate Secretary, Alaska Communications Systems Group, Inc., 600 Telephone Avenue, MS 65, Anchorage, Alaska 99503. We will charge an amount equal to the reproduction cost and postage if exhibits other than those incorporated by reference into this Proxy Statement are requested.

Quorum and Effect of Abstentions and Broker Non-Votes

The presence, in person or by proxy, of stockholders holding shares constituting a majority of the voting power of all the then outstanding shares of common stock of the Company entitled to vote generally in the election of directors shall constitute a quorum. If a quorum is not present at the Annual Meeting, the chair of the Annual Meeting or a majority in interest of the stockholders present and entitled to vote may adjourn the Annual Meeting.

Shares present, either by proxy or in person, that reflect abstentions or broker non-votes will be counted toward a quorum. Broker “non-votes” occur when a nominee (such as a bank or broker) returns a proxy but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner and it does not have the discretionary authority to vote without instructions on a particular matter because the matter is not a routine matter under Nasdaq rules.

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes or abstentions are not considered votes cast on a proposal, and therefore, broker non-votes and abstentions will not affect the outcome of any matter being voted on at the Annual Meeting.

The Inspector of Elections appointed for the Annual Meeting will act as tabulator of the votes and will determine whether a quorum is present.

About this Proxy Statement

Our Board has made this Proxy Statement available to you to solicit your vote at the Annual Meeting including any adjournment(s) or postponement(s) or adjourned meeting held thereafter. This Proxy Statement contains summarized information required to be provided to stockholders under rules promulgated by the SEC and is designed to assist stockholders in voting their shares.

The SEC’s rules permit us to deliver a single Notice of Internet Availability or set of Annual Meeting materials to one address shared by two or more of our stockholders. This procedure is known as “householding.” Although

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we do not “household” for registered stockholders, a number of brokerage firms have instituted householding for shares held in street name. This procedure reduces our printing and mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards, and householding will not affect the mailing of account statements or special notices in any way. If you share an address with another stockholder and received only a single copy of our Annual Report, Proxy Statement or Notice of Internet Availability, we will deliver a separate copy upon request to: Corporate Secretary, Alaska Communications Systems Group, Inc., 600 Telephone Avenue, MS 65, Anchorage, Alaska 99503 or by phone at 907-297-3000. If you wish to receive separate copies of our Annual Report, Proxy Statement or Notice of Internet Availability in the future, please contact the bank, broker or other nominee through which you hold your shares. If you share an address and wish to receive a single copy of our Annual Report, Proxy Statement or Notice of Internet Availability in the future, please contact the bank, broker, or other nominee through which you hold your shares.

Attending the Annual Meeting

If you attend the Annual Meeting, you will be asked to present photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice of Internet Availability is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares.

Costs of Proxies

Alaska Communications Systems Group, Inc. is soliciting proxies and will bear the cost of solicitation. In addition to mailing a Notice of Internet Availability or this Proxy Statement to you, we may also make additional solicitations by telephone, facsimile or other forms of communication. We have retained Advantage Proxy to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay Advantage Proxy $5,000 plus reasonable out-of-pocket expenses for proxy solicitation services. Proxies may be solicited on behalf of the Board by the Company’s directors and certain executive officers, without additional compensation.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of Alaska Communications Systems Group, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Audit Committee Report” (to the extent permitted by the rules of the SEC) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Non-GAAP Financial Measures and Performance Metrics

The following is a summary of certain of our non-GAAP financial measures and performance metrics.

●

Adjusted EBITDA is a non-GAAP measure and our measurement of Adjusted EBITDA may differ from other companies. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by management and the Board to evaluate current operating financial performance. The calculation of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to the GAAP measure of net income are provided on the Company’s investor relations website at www.alsk.com. Further adjustments to Adjusted EBITDA for purposes of calculating achievement for certain long-term equity and cash awards include the following: budgeted revenue and budgeted bad debt expense associated with the Rural Health Care program were substituted for the relevant actual results. Additionally, cash-based long-term incentive payments and Board compensation expense resulting from the conversion of equity to cash were excluded from the calculation of Adjusted EBITDA achieved for purposes of the annual cash incentive.

●

Adjusted Free Cash Flow is a non-GAAP measure and is calculated as Adjusted EBITDA, less recurring operating cash requirements. The calculation of Adjusted Free Cash flow and a reconciliation of Adjusted Free Cash Flow to the GAAP measure of net cash provided by operating activities are provided on the Company’s investor relations website at www.alsk.com.

●	Adjusted Free Cash Flow per share is a non-GAAP measure and is calculated as Adjusted Free Cash Flow divided by weighted average shares outstanding.

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●

Total Revenue is a GAAP measure as reported in our Annual Report on Form 10-K for the year ended December 31, 2019, and includes business and wholesale revenue, consumer revenue, and regulatory revenue. Further adjustment of Total Revenue results for purposes of calculating achievement included the following: budgeted revenue associated with the Rural Health Care program was substituted for the relevant actual results.

Caution Concerning Forward-Looking Statements

This document contains “forward-looking statements” that are statements related to future events that by their nature address matters that are, to different degrees, uncertain. For details on the uncertainties that may cause our actual future results to be materially different than those expressed in our forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. This document may also include certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

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DIRECTIONS TO THE ANNUAL MEETING

The 2020 Annual Meeting of Stockholders of Alaska Communications Systems Group, Inc. will be held on June 16, 2020, beginning at 9:00 a.m. Alaska daylight time, at the Alaska Communications Business Technology Center located at 600 East 36th Avenue, Anchorage, Alaska. Doors to the Annual Meeting will open at 8:30 a.m.

If government restrictions on travel and gatherings are still in place at the time of the Annual Meeting, we will post information on www.alsk.com and www.proxydocs.com/alsk providing instructions on how to access a listen-only webcast of the Annual Meeting and submit questions to be addressed, subject to the rules of conduct, which will be posted. We will also file that information as additional proxy materials with the SEC.

Directions from Ted Stevens International Airport to the Annual Meeting at 600 East 36th Avenue:

1.	From the Airport (marked on map with an airplane), head East on W. International Airport Road.

2.	Continue along W. International Airport Road for 2.2 miles

3.	Use the right lane to take the Minnesota Drive N. ramp toward downtown.

4.	Merge onto Minnesota Drive/Walter J. Hickel Parkway.

5.	Turn right onto W. Tudor Road.

6.	Use the left 2 lanes to turn left onto C street.

7.	Continue as C street becomes A street.

8.	Turn right onto E. 36th Avenue.

9.	Arrive at the Alaska Communications Business Technology Center on your right, at 600 East 36th Avenue.

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APPENDIX A

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

AMENDED AND RESTATED 2012 EMPLOYEE STOCK PURCHASE PLAN

Alaska Communications Systems Group, Inc., a Delaware corporation, adopted the Alaska Communications Systems Group, Inc. 2012 Employee Stock Purchase Plan as a continuation, amendment and restatement of the Alaska Communications Systems Group, Inc. 1999 Employee Stock Purchase Plan (the “1999 Plan”).

1.	Purpose. The purposes of the Plan are as follows:

(a)        To assist employees of the Company and its Designated Subsidiaries (as defined below) in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended.

(b)        To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

2.	Definitions.

(a)        “Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.

(b)        “Adoption Date” means the date this Plan was first adopted by the Board, which was April 2, 2012.

(c)        “Board” shall mean the Board of Directors of the Company.

(d)        “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)        “Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

(f)        “Common Stock” shall mean the common stock of the Company.

(g)        “Company” shall mean Alaska Communications Systems Group, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise.

(h)        “Compensation” shall mean, with respect to each Participant for each pay period, the full base salary, including shift differential, and overtime paid to such Participant by the Company or a Designated Subsidiary. Except as otherwise determined by the Committee, “Compensation” does not include: (i) cash incentives, bonuses or commissions, (ii) any amounts contributed by the Company or a Designated Subsidiary to any pension plan, (iii) any automobile or relocation allowances (or reimbursement for any such expenses), (iv) any amounts paid as a starting bonus or finder’s fee, (v) equity compensation (including performance stock, performance stock units, restricted stock, restricted stock units or other equity awards and any amounts realized from the exercise of any stock options or

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other equity incentive awards), (vi) any amounts paid by the Company or a Designated Subsidiary for other fringe benefits, such as health and welfare, hospitalization and group life insurance benefits, or perquisites, or paid in lieu of such benefits, or (vii) other similar forms of extraordinary compensation, as determined by the Administrator.

(i)        “Current 1999 Plan Offering Period” shall mean the Offering Period (as defined in the 1999 Plan) currently in effect under the 1999 Plan as of the Adoption Date.

(j)        “Designated Subsidiary” shall mean any Subsidiary of the Company which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the shareholders of the Company.

(k)        “Effective Date” shall mean the first Offering Date after the Adoption Date, subject to the approval of the shareholders of the Company at the next annual meeting of the Company’s shareholders occurring after the Adoption Date, which date was July 1, 2012.

(l)        “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after the Option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty (20) hours per week; and (iii) whose customary employment is for more than five (5) months in any calendar year. For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an Employee, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave; provided, however, that this ninety (90) day leave limitation shall not apply to an Employee that works a supervisor-approved, regular work schedule, of five (5) or more months in each calendar year.

(m)        “Employee” shall mean any person who renders services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c). “Employee” shall not include any director of the Company or a Subsidiary who does not render services to the Company or a Subsidiary in the status of an employee within the meaning of Code Section 3401(c).

(n)        “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(o)        “Exercise Date” shall mean the last Trading Day that is also a Company business day of each Offering Period.

(p)        “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

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(i)          If the Common Stock is listed on any established stock exchange or a national market system, its Fair Market Value shall be the closing sales price for such Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date, or if no bids or sales were reported for such date, then the closing sales price (or the closing bid, if no sales were reported) on the trading date immediately prior to such date during which a bid or sale occurred, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)         If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date, or if no closing bid and asked prices were reported for such date, the date immediately prior to such date during which closing bid and asked prices were quoted for the Common Stock, in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)        In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(q)        “Offering Date” shall mean the first day of each Offering Period and shall be January 1 and July 1 of each year, unless otherwise determined by the Administrator.

(r)        “Offering Period” shall mean subject to Section 23 and unless otherwise determined by the Administrator, each six (6) month period beginning on an Offering Date and ending on the next succeeding Exercise Date. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(s)        “Option” means an option to purchase Common Stock granted under this Plan.

(t)        “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(u)        “Participant” means an Eligible Employee who is granted an Option under this Plan.

(v)        “Plan” shall mean this Alaska Communications Systems Group, Inc. 2012 Employee Stock Purchase Plan, as may be amended from time to time.

(w)        “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided, however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20; provided, further, that the Purchase Price shall not be less than the par value of a share of Common Stock.

(x)        “Subscription Agreement” has the meaning set forth in Section 5(a).

(y)        “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the

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corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(z)        “Trading Day” shall mean a day on which the stock exchange or national market system on which the Common Stock is listed is open for trading.

3.	Eligibility.

(a)        Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(b)        Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date will be eligible to become a Participant in the Plan on the first Enrollment Date following the day on which such person becomes an Eligible Employee, subject to the requirements of Section 5 and the limitations imposed by Section 423(b) of the Code.

(c)        Notwithstanding any other provision of this Plan to the contrary, no Eligible Employee shall be granted an Option under the Plan which permits such Eligible Employee rights to purchase Common Stock under the Plan, when aggregated with his or her rights to purchase stock under any other employee stock purchase plan of the Company, any Parent or any Subsidiary that is intended to meet the requirements of Section 423 of the Code, at a rate which exceeds $25,000 of Fair Market Value of such stock (determined at the time the Option is granted) for each calendar year in which such Option is outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder (or any amended or successor rule or provision thereof or any other applicable law, regulation or stock exchange rule).

4.           Offering Periods. Subject to Section 23, the Plan shall be implemented by successive Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof. The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced to Eligible Employees at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter. In no event may an Offering Period exceed twenty-seven (27) months in duration.

5.	Participation.

(a)        Entry Dates. Employees meeting the eligibility requirements of Section 3 hereof may elect to participate in the Plan commencing on any Enrollment Date by completing and submitting a subscription agreement, written or electronic, in a form and in accordance with procedures established by the Company or a third party designated by the Company that authorizes payroll deductions (a “Subscription Agreement”), by not later than the 15th day of the month (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day) before such Enrollment Date, unless a later time for completing the Subscription Agreement is permitted by the Committee for all eligible Employees with respect to a given offering. Payroll deductions in accordance with Sections 5 and 6 of this Plan are the only method for participation in the Plan.

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(b)        Each person who, during the course of an Offering Period, first becomes an Eligible Employee subsequent to the Enrollment Date will be eligible to become a Participant in the Plan on the first Enrollment Date following the day on which such person becomes an Eligible Employee. Such person may become a Participant in the Plan by completing and submitting a Subscription Agreement authorizing payroll deductions by not later than the 15th day of the month (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day) before such Enrollment Date, unless a later time for completing the Subscription Agreement is permitted by the Committee for all Eligible Employees with respect to a given offering.

(c)        Except as provided in subsection (a), payroll deductions for a Participant shall commence on the first payroll payment date following the Enrollment Date and shall end on the last payroll payment date in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

(d)        An Eligible Employee’s completion and submission of a Subscription Agreement will enroll the Eligible Employee as a Participant in the Plan for each successive Offering Period on the terms contained therein until the Participant either submits a new Subscription Agreement, withdraws from participation under the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.

6.	Payroll Deductions.

(a)        At the time a Participant submits his or her Subscription Agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period. Payroll deductions shall be withheld in whole percentages, or a designated whole dollar amount between one percent (1%) and fifteen percent (15%) of the Participant’s Compensation.

(b)        All payroll deductions made for a Participant shall be credited to his or her account under the Plan and deposited with the general funds of the Company. No interest will accrue on payroll deductions.

(c)        A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may decrease the rate of his or her payroll deductions during the Offering Period, by completing and submitting a Subscription Agreement by not later than the 15th day (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day) of the last month of the Offering Period. A Participant may not decrease his or her payroll deductions more than once during any Offering Period. The change in rate shall be effective not later than the first full payroll period following ten (10) business days after submission of the new Subscription Agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion).

(d)        Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c) hereof, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period.

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(e)        At the time the Option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the Option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.           Grant of Option. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an Option to purchase on the Exercise Date for such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a Participant be permitted to purchase during each Offering Period more than ten thousand (10,000) shares of Common Stock (subject to any adjustment pursuant to Section 19); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(c) and 13 hereof. The Administrator may, for future Offering Periods, increase or decrease, in its sole and absolute discretion, the maximum number of shares of Common Stock a Participant may purchase during each Offering Period. Exercise of the Option shall occur as provided in Section 8 hereof, unless the Participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan. The Option shall expire on the last day of the Offering Period.

8.	Exercise of Option.

(a)        Unless a Participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, his or her Option to purchase shares shall be exercised automatically on the Exercise Date, and the maximum number of whole and any fractional shares of Common Stock subject to the Option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Unused accumulated payroll deductions in excess of one dollar ($1.00) will be refunded to the Participant; amounts less than one dollar ($1) shall be rounded down to zero ($0.00). During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by him or her.

(b)        If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may, in its sole discretion, (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any

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applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9.           Deposit of Shares. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each Participant’s account with any broker designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her Option.

10.	Withdrawal.

(a)        A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her Option under the Plan by completing a Subscription Agreement, indicating the Participant’s intent to withdraw from the Offering Period, by not later than the 15th day (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day) of the last month of the Offering Period. All of the Participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s Option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period or thereafter. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant completes and submits a new Subscription Agreement in accordance with Section 5 of the Plan.

(b)        A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11.          Termination of Employment. Upon a Participant’s ceasing to be an Eligible Employee for any reason, provided that such event is not later than the 15th day (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day) of the last month of the Offering Period, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such Participant’s Option for the Offering Period shall be automatically terminated. If a Participant ceases to be an Eligible Employee later than the 15th day (or if such day is not a business day for the Company or the applicable Subsidiary, on the immediately preceding business day) of the last month of the Offering Period, for any reason, he or she shall be deemed to have elected to withdraw from the Plan effective immediately after the Exercise Date and no further payroll deductions will be withheld from Compensation paid after such Exercise Date.

12.	Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

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13.	Shares Subject to Plan.

(a)        Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be two million one hundred thousand (2,100,000) shares.

(b)        If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan. The Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(c)        With respect to shares of Common Stock subject to an Option granted under the Plan, a Participant shall not be deemed to be a shareholder of the Company, and the Participant shall not have any of the rights or privileges of a shareholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or other distributions or rights, for which the ex-dividend date occurs prior to the date of exercise, except as otherwise expressly provided herein.

(d)        Notwithstanding any provision herein to the contrary, this Section 13 shall become effective immediately upon the Adoption Date, subject to the approval of this Plan by the Company’s shareholders at the next annual meeting of the Company’s shareholders occurring after such date, and shall be deemed to amend and restate in its entirety Section 2 of the 1999 Plan, such that (i) the number of shares set forth in Section 13(a) of this Plan shall be available for issuance in respect of the Current 1999 Plan Offering Period, and (ii) any shares issued in respect of the Current 1999 Plan Offering Period shall reduce (on a one-for-one basis) the number of shares available for issuance under this Plan. For the avoidance of doubt, the number of shares available for issuance under the 1999 Plan as of the Adoption Date shall not be added to the number of shares available for issuance in accordance with this Section 13.

14.	Administration.

(a)        The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee as set forth below. The Board may delegate administration of the Plan to a Committee comprised of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is otherwise constituted to comply with applicable law, and the term “Committee” shall apply to any persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies or resigns or is removed from office by the Board. References in this Plan to the “Administrator” shall mean the Board unless administration is delegated to a Committee or subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the

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Committee or subcommittee. If, at any time, the Board has not delegated administration of the Plan to a Committee, references in this Plan to the “Committee” shall mean the Board.

(b)        It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power to interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each Participant. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(c)        All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Board (or the Committee), employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

15.	Designation of Beneficiary.

(a)        A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the Option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)        Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.          Transferability. Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

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17.          Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.          Reports. Individual bookkeeping accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions utilized for purchases within the reporting period, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.          Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)        Changes in Capitalization. In the event that any dividend or other distribution, reorganization, merger, consolidation, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust: (i) the number and class of Common Stock which have been authorized for issuance under this Plan but have not yet been issued, (ii) the number of shares subject to the Plan and limitations provided in Section 13, (iii) the maximum number of shares each Participant may purchase each Offering Period (pursuant to Section 7), (iv) the number and class of Common Stock covered by each outstanding Option, and/or (v) the purchase price per share of Common Stock covered by each Option which has not yet been exercised.

(b)        Equity Restructuring. In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Section 19(a), the number and type of securities subject to each outstanding Option and the price per share thereof, if applicable, will be equitably adjusted by the Administrator. The adjustments provided under this Section 19(b) shall be nondiscretionary and shall be final and binding on the affected Participants and the Company. “Equity Restructuring” means a non-reciprocal transaction (i.e. a transaction in which the Company does not receive consideration or other resources in respect of the transaction approximately equal to and in exchange for the consideration or resources the Company is relinquishing in such transaction) between the Company and its shareholders, such as a stock split, spin-off, rights offering, nonrecurring stock dividend or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding Options.

(c)        Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

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(d)        Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or a proposed merger of the Company with or into another corporation or other entity, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor entity refuses to assume or substitute for the Option, any Offering Period then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof. For the avoidance of doubt, the actions described in this Section 19(d) may be taken regardless of whether a proposed sale or merger is actually consummated and the Company and its affiliates and advisors shall have no liability to any Participant as a result of any actions taken under this Section 19(d) in the event that any proposed sale or merger is not consummated.

20.	Amendment or Termination.

(a)        The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination will affect Options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders, in which case the payroll deductions credited to each Participant’s account during the Offering Period shall be paid to them as soon as reasonably practicable following the termination of the Offering Period. For the avoidance of doubt, the termination of an Offering Period in accordance with the foregoing sentence shall not constitute a termination of the Plan, unless expressly provided otherwise by the Board, and, if such termination does not constitute a termination of the Plan, additional Offering Periods may thereafter commence under the Plan at such time(s) as may be determined by the Board in its discretion. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of such Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b)        Without shareholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c)        In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the

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extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)        altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)        shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii)        allocating shares.

Such modifications or amendments shall not require shareholder approval or the consent of any Participants.

21.          Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.          Conditions to Issuance of Shares. The Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock purchased upon the exercise of Options prior to fulfillment of all the following conditions:

(a)        The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b)        The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c)        The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d)        The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e)        The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.

23.          Term of Plan. Subject to Section 13(d), the Plan shall become effective on the Effective Date, subject to approval by the shareholders of the Company at the next annual meeting of the Company’s shareholders occurring after the Adoption Date. The Plan shall be in effect until December 31, 2030, unless sooner terminated under Section 20 hereof.

24.          Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the applicable

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Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations (or any amended or successor rule or provision thereof or any other applicable law, regulation or stock exchange rule) will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

25.          No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

26.          Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock purchased upon exercise of an Option under the Plan. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

27.          Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law. Any action brought with respect to the Plan may be filed only in the trial courts (either federal or state, as applicable) situated in Anchorage, Alaska, and all rights to a jury trial in any such proceeding, if any, are irrevocably waived by the Company and all Eligible Employees.

28.          Additional Restrictions of Rule 16b-3. The terms and conditions of Options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such Options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

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ANNUAL MEETING OF ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
Date:	June 16, 2020
Time:	9:00 A.M. (Alaska Daylight Time)
Place:	Alaska Communications Business Technology Center, 600 East 36th Avenue; Anchorage, Alaska 99503 See Voting Instructions on Reverse Side.

Please make your marks like this:  ☒  Use dark black pencil or pen only

Board of Directors recommends a vote FOR ALL the listed nominees:

1:	Election of Directors. The nominees are:
		For	Against	Abstain	Directors Recommend Ü
	01 David W. Karp	☐	☐	☐	For
	02 Peter D. Aquino	☐	☐	☐	For
	03 Wayne Barr, Jr.	☐	☐	☐	For
	04 Benjamin C. Duster, IV	☐	☐	☐	For
	05 Shelly C. Lombard	☐	☐	☐	For
	06 William H. Bishop	☐	☐	☐	For

Board of Directors recommends a vote FOR Proposals 2, 3 and 4:

		For	Against	Abstain
2:	To provide an advisory vote to approve executive compensation.	☐	☐	☐	For
3:	To approve the Amended and Restated 2012 Employee Stock Purchase Plan	☐	☐	☐	For
4:	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2020.	☐	☐	☐	For

Authorized Signatures - This section must be

completed for your Instructions to be executed.

Please Sign Above	Please Date Above

Please Sign Above (Joint Owners)	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Annual Meeting to be held on Tuesday, June 16, 2020 for

Stockholders as of April 17, 2020

VOTE BY:
INTERNET		TELEPHONE
Go To
www.proxypush.com/ALSK		866-390-5401

• Cast your vote online.	OR	• Use any touch-tone telephone.
• View Meeting Documents.		• Have your Proxy Card/Voting Instruction Form ready.
• Follow the simple recorded instructions.

MAIL

OR	• Mark, sign and date your Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

All proxies must be received by 5:00 P.M., Eastern Daylight Time Monday, June 15, 2020. All proxies for Alaska Communications plan participants must be received by 5:00 P.M., Eastern Daylight Time Thursday, June 11, 2020.

PROXY TABULATOR FOR
ALASKA COMMUNICATIONS
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Revocable Proxy — Alaska Communications Systems Group, Inc.

Annual Meeting of Stockholders on June 16, 2020

beginning at 9:00 A.M. (Alaska Daylight Time)

This Proxy is Solicited on Behalf of the Board of Directors.

The signatory(ies) hereby appoints Leonard Steinberg, Senior Vice President, Legal, Regulatory and Government Affairs and Corporate Secretary, and Laurie Butcher, Chief Financial Officer, each of them, proxies with power of substitution to vote on behalf of the signatory(ies) all shares that the signatory(ies) may be entitled to vote at the Annual Meeting of Stockholders of Alaska Communications Systems Group, Inc. (the “Company”) on June 16, 2020, and any adjournments thereof, with all powers that the signatory(ies) would possess if personally present, with respect to all matters that properly come before the meeting, including the matters described in the Company’s Notice of Annual Meeting of Stockholders dated April 29, 2020 and accompanying proxy statement.

The shares represented by this proxy will be voted as specified on the reverse side. You are encouraged to specify your choice by marking the appropriate box(es) (SEE REVERSE SIDE) but you need not mark any box, if you wish to vote in accordance with the Board of Directors’ recommendations. Unless a contrary direction is given, the shares represented by this proxy will be voted “FOR” all nominees listed in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4. However, the Named Proxies cannot vote your shares unless you sign and return this Proxy Card in accordance with the voting instructions. The proxies are authorized to vote in their discretion as to other matters that may properly come before this meeting. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.